UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SUPERIOR BANCORP

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SUPERIOR BANCORP
17 North 20th Street
Birmingham, Alabama 35203

March 19, 2010

Dear Stockholder:

On behalf of the Board of Directors and management of Superior Bancorp, we cordially invite you to attend the Annual Meeting of Stockholders to be held at our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, on April 20, 2010, at 10:00 a.m. Central Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope provided or vote over the Internet or by telephone. If you attend the Annual Meeting, which we hope you will, you may vote in person even if you have previously mailed a proxy card or voted over the Internet or by telephone.

Sincerely,

C. Stanley Bailey
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2010
INTRODUCTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PROPOSAL NUMBER TWO ADOPTION OF THE SUPERIOR BANCORP 2010 INCENTIVE COMPENSATION PLAN
PROPOSAL NUMBER THREE RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT AND ENTERPRISE RISK MANAGEMENT COMMITTEE (1)
PROPOSAL NUMBER FOUR ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF STOCKHOLDERS
ANNUAL REPORTS
OTHER BUSINESS
ANNEX A

SUPERIOR BANCORP
17 North 20th Street
Birmingham, Alabama 35203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 20, 2010

To the Stockholders of Superior Bancorp:

You are hereby notified that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Superior Bancorp, a Delaware corporation, will be held at our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, on April 20, 2010, at 10:00 a.m. Central Time, for the following purposes:

1. To elect 14 directors to serve for a term expiring at the 2011 Annual Meeting or until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

2. To adopt the Superior Bancorp 2010 Incentive Compensation Plan.

3. To ratify the appointment of Grant Thornton LLP as Superior Bancorp’s independent registered public accounting firm.

4. To approve a non-binding, advisory proposal on the compensation of Superior Bancorp’s executive officers.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on March 1, 2010, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. Regardless of whether you plan to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed prepaid envelope as soon as possible or vote in advance over the Internet or by telephone as instructed in the proxy statement. If you attend the annual meeting in person, you may revoke your proxy and vote in person. Attendance at the meeting does not of itself revoke your proxy.

Important notice regarding the availability of proxy materials for the stockholder Annual Meeting to be held on April 20, 2010. The Proxy Statement and the accompanying proxy materials for the year ended December 31, 2009 are also available at http://www.superiorbank.com/proxymaterials.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at Superior Bancorp’s principal executive offices at 17 North 20th Street, Birmingham, Alabama, from April 10, 2010 through April 20, 2010, and the list shall be available for inspection at the Annual Meeting by any stockholder who is present.

By Order of the Board of Directors

William H. Caughran
Secretary

DATED: March 19, 2010

SUPERIOR BANCORP
17 North 20th Street
Birmingham, Alabama 35203

PROXY STATEMENT
For 2010 Annual Meeting of Stockholders
to be Held on April 20, 2010

INTRODUCTION

We are furnishing this Proxy Statement to the holders of Superior Bancorp common stock, par value $.001 per share, in connection with our solicitation of proxies to be used at the 2010 Annual Meeting of Stockholders to be held on Tuesday, April 20, 2010, at 10:00 a.m., Central Time, at our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203 (the “Annual Meeting”) and any adjournment thereof. The enclosed proxy is solicited on behalf of our Board of Directors. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about March 19, 2010.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 1, 2010, are entitled to receive notice of and to vote at the Annual Meeting. Our only class of stock entitled to vote on the matters that we anticipate will be acted upon at the Annual Meeting is our common stock, par value $.001 per share. As of the close of business on March 1, 2010, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 11,687,406. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights.

Vote Required

Before any business may be transacted at the Annual Meeting, a quorum must be present. A majority of our outstanding shares of common stock which are entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming a quorum is present,

•	The election of directors (Proposal Number One) requires a plurality of the votes cast. This means that the 14 director nominees receiving the most votes will be elected. Shares not voted, and properly voted proxies to “withhold authority,” will result in a nominee receiving fewer votes, but will not be treated as votes against a nominee.

•	Adoption of the 2010 Incentive Compensation Plan (Proposal Number Two) requires the affirmative vote of a majority of shares present in person or that are represented by proxy at the Annual Meeting. If you are present in person or represented by proxy at the meeting and you abstain from voting on Proposal Number Two, your abstention will have the same effect as a vote against the proposal.

•	Ratification of the appointment of Grant Thornton LLP as Superior Bancorp’s independent registered public accounting firm (Proposal Number Three) requires the affirmative vote of a majority of shares present in person or that are represented by proxy at the Annual Meeting. If you are present in person or represented by proxy at the meeting and you abstain from voting on Proposal Number Three, your abstention will have the same effect as a vote against the proposal.

•	Advisory approval (i.e. nonbinding) of the compensation of executive officers (Proposal Number Four) requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the executive compensation is approved. Because this stockholder vote is advisory, it will not be binding on the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted as votes cast on any matter. However, with respect to Proposal Numbers Two and Three, abstentions and broker non-votes will have the same effect as a vote against the proposals.

How to Vote Your Shares

To vote at the Annual Meeting, you may attend the Annual Meeting and vote your shares in person or you may vote in advance of the Annual Meeting by Internet, telephone or mail as explained below. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you own shares in record name, you may cast your advance vote in one of three ways:

•	Vote by Internet: You can choose to vote your shares over the Internet website listed on the enclosed proxy card. This website will give you the opportunity to make your selections and confirm that your instructions have been followed. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the Internet. If you vote via the Internet, you do not need to return the proxy card.

•	Vote by Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the United States) listed on the enclosed proxy card. To vote by telephone, dial the toll-free number and follow the simple recorded instructions. If you vote by telephone, you do not need to return the proxy card.

•	Vote by Mail: If you choose to vote by mail, simply mark the proxy card, and then date, sign, and return it in the postage pre-paid envelope provided.

Stockholders who hold shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

If instructions are given in any of the three ways listed above and are received by Superior Bancorp before or at the Annual Meeting, and are not revoked, then the shares of common stock represented thereby will be voted as specified. If no specification is made, then shares of common stock represented by the proxy will be voted in accordance with the recommendations of the Board of Directors.

How to Revoke Your Proxy

Sending in a signed proxy card will not affect your right to attend the Annual Meeting and vote in person. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice to the Secretary of Superior Bancorp that you wish to revoke your proxy,

•	executing and delivering to the Secretary of Superior Bancorp a later-dated proxy (including by Internet or telephone vote), or

•	attending, giving notice that you wish to revoke your proxy and voting in person at the Annual Meeting.

Solicitation

We will bear the costs of soliciting proxies. We have engaged Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies, for which we will pay a fee of approximately $10,000 plus reimbursement of expenses. Some of our officers and employees (or those of our subsidiaries) may use their personal efforts to make additional requests for the return of proxies by telephone, mail or otherwise and may receive proxies on our behalf. They will receive no additional compensation for making any solicitations. We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best of our knowledge, certain information regarding the beneficial stock ownership as of March 1, 2010 by: (a) each of our current directors, our Chief Executive Officer and our other current executive officers, (b) all current directors and executive officers as a group, and (c) each stockholder known by us, based solely upon a review of filings made with the Securities and Exchange Commission (the “SEC”), to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him. None of the shares are pledged as security for indebtedness unless otherwise indicated.

			Percentage (1)(2)
	Number of Shares of		Of Common
Name	Common Stock		Stock Owned

Directors and Executive Officers:
C. Stanley Bailey	240,243	(3)	2.03%
Roger D. Barker	30,175	(4)	*
William H. Caughran	7,713	(5)	*
Thomas E. Dobbs, Jr.	19,649	(6)	*
K. Earl Durden	1,253,101	(7)	9.88%
Rick D. Gardner	105,710	(8)	*
Thomas E. Jernigan, Jr.	228,822	(9)	1.96%
James Mailon Kent, Jr.	123,180	(10)	1.10%
Mark A. Lee	390,482	(11)	3.34%
Peter L. Lowe	133,642		1.14%
John C. Metz	154,709	(12)	1.32%
D. Dewey Mitchell	160,502	(13)	1.37%
Robert R. Parrish, Jr.	30,301	(14)	*
Charles W. Roberts, III	134,538		1.15%
C. Marvin Scott	142,472	(15)	1.21%
James A. White	1,000		*
James C. White, Sr.	25,948	(16)	*
All executive officers and directors as a group (17 persons)	3,182,007	(17)	24.35%

*	Less than 1%

(1)	Except as otherwise noted herein, percentage is determined on the basis of 11,687,406 shares of Superior Bancorp common stock outstanding as of March 1, 2010 plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of common stock subject to currently exercisable options. Unless otherwise indicated, the address of each person is c/o Superior Bancorp, 17 North 20th Street, Birmingham, Alabama 35203.

(2)	Ownership percentage for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition.

(3)	Includes 177,992 shares subject to options that are exercisable within 60 days and 2,655 shares held for his benefit by employee benefit plans.

(4)	Includes 5,000 shares subject to options that are exercisable within 60 days.

(5)	Includes 22 shares held as co-trustee of a trust, 215 shares held by his spouse, and 3,712 shares held for his benefit by employee benefit plans.

(6)	Includes 1,234 shares held by a corporation of which he is a controlling stockholder.

(7)	Includes 126,296 shares held by corporations of which he is a controlling stockholder and 1,000,000 shares subject to warrants that are exercisable within 60 days.

(8)	Includes 88,996 shares subject to options that are exercisable within 60 days and 415 shares held for his benefit by employee benefit plans.

(9)	Includes 7,500 shares subject to options that are exercisable within 60 days and 203,595 shares held by a trust of which he is the beneficiary.

(10)	Includes 7,500 shares subject to options that are excisable within 60 days.

(11)	Includes 381,265 shares held by a limited liability company.

(12)	Includes 1,447 shares held in his spouse’s IRA.

(13)	Includes 81,826 shares held by corporations of which he is a controlling stockholder, 6,145 shares held for his benefit by an employee benefit plan, and 30,833 shares held by his parents of which Mr. Mitchell disclaims beneficial ownership. Mr. Mitchell has pledged 32,875 shares in connection with a loan.

(14)	Includes 1,250 shares subject to options that are excisable within 60 days and 13,921 shares held for his benefit by an employee benefit plan.

(15)	Includes 88,996 shares subject to options that are exercisable within 60 days and 15,227 shares held for his benefit by employee benefit plans.

(16)	Includes 1,250 shares subject to options that are exercisable within 60 days.

(17)	Includes 1,378,484 shares subject to options and warrants that are exercisable within 60 days.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation and Bylaws, each member of our Board of Directors stands for election annually. The Board of Directors has recommended the election of the nominees for director identified below, to serve for a term expiring at the 2011 Annual Meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. If any nominee is unable to serve as a director, the enclosed Proxy will be voted for a substitute nominee selected by the Board of Directors. The election of directors requires a plurality of the votes cast by the holders of our common stock. A “plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the 14 director nominees receiving the most votes will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors.

Nominees for Director

For each nominee’s beneficial ownership of common stock, see “Security Ownership of Certain Beneficial Owners and Management” above. Set forth below is certain additional information regarding each nominee:

Name(1)	Age	Position with Superior Bancorp

C. Stanley Bailey	60	Chairman, President & Chief Executive Officer; Director
Roger D. Barker	62	Director
Thomas E. Dobbs, Jr.	65	Director
Rick D. Gardner	50	Vice Chairman; Director
Thomas E. Jernigan, Jr.	44	Director
James Mailon Kent, Jr.	69	Director
Mark A. Lee	51	Director
Peter L. Lowe	71	Director
John C. Metz	70	Director
D. Dewey Mitchell	53	Director
Robert R. Parrish, Jr.	55	Director
Charles W. Roberts, III	56	Director
C. Marvin Scott	60	Vice Chairman; Director
James C. White, Sr.	62	Director

(1)	Directors Dobbs, Jernigan and White are members of the Audit and Enterprise Risk Management Committee; Directors Lee, Metz and Roberts are members of the Compensation Committee; Directors Barker, Metz and Parrish are members of the Nominating and Corporate Governance Committee.

C. Stanley Bailey assumed the office of President of Superior Bancorp in October 2009 in addition to serving as Chairman and Chief Executive Officer of Superior Bancorp and Chairman of Superior Bank since January 2005. During 2004, he was Chairman and Chief Executive Officer of Silver Acquisition Corp., Overland Park, Kansas. Mr. Bailey was founder, Chairman and Chief Executive Officer of Superior Financial Corp., Little Rock, Arkansas, a financial services company, from late 1997 until the sale of the company in late 2003. From 1971 through 1997, he served in various executive management positions with AmSouth Bancorporation, Birmingham, Alabama and Hancock Holding Company, Gulfport, Mississippi, a bank holding company. During his 39 years in banking Mr. Bailey has gained experience in managing all facets of bank operations and has successfully acquired and integrated numerous commercial banks since 1990. Mr. Bailey, who has also served as a bank director for 15 years, has a proven track record of increasing stockholder value as a chief executive officer.

Roger D. Barker has been Senior Vice President and Chief Financial Officer of the Buffalo Rock Company, a distributor and bottler of soft drink products, for over five years. He has been a director of Superior Bancorp since

December 2003 and began serving as a director of Superior Bank in 1998. Mr. Barker brings the perspective of an independent chief financial officer to the Board of Directors and has in prior years served as an “audit committee financial expert,” as defined in rules promulgated by the SEC, for the Audit and Enterprise Risk Management Committee. Mr. Barker is a resident of the Birmingham, Alabama area and represents the Central Alabama market on the Board of Directors.

Thomas E. Dobbs, Jr. has served as President and Chief Operating Officer of Decatur Transit, Inc., offering transportation and warehouse services, since 1983. Mr. Dobbs, a resident of Decatur, Alabama, represents the North Alabama market on the Board of Directors. Mr. Dobbs, who holds a Masters of Business Administration and served in the United States Naval Reserve, provides the Board of Directors with the perspective of the manager of a business which is dependent on customer sales and service.

Rick D. Gardner assumed the office of Vice Chairman of Superior Bancorp in October 2009 and previously served as Chief Operating Officer since 2005. Mr. Gardner also serves as President of Superior Bank. During 2004, he was Chief Operating Officer of Silver Acquisition Corp., Overland Park, Kansas. Mr. Gardner was an officer of Superior Financial Corp., Little Rock, Arkansas, from 1998 through late 2003, serving as Chief Administrative Officer and, previously, as Chief Financial Officer. From 1981 through 1998, he served first as an accountant with Grant Thornton and then in various executive management positions with Metmor Financial, Overland Park, Kansas, and First Commercial Mortgage Company, Little Rock, Arkansas. Mr. Gardner brings to the Board of Directors experience in public accounting and a variety of banking management experience, including management of mortgage lending operations.

Thomas E. Jernigan, Jr. has been the President of Marathon Corporation, a privately held investment management company based in Birmingham, Alabama, for over five years. He has been a director of Superior Bancorp since September 1998. Mr. Jernigan provides the Board of Directors insights related to his investment management experience and represents the Central Alabama market on the Board of Directors.

James Mailon Kent, Jr. has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years. He has been a director of Superior Bancorp since September 1998. Mr. Kent brings an insurance and risk management perspective to the Board of Directors, as well as entrepreneurial experience in founding and operating a business dependent on customer sales and service. Mr. Kent represents the Central Alabama market on the Board of Directors.

Mark A. Lee has served as President of Forest Hill Capital, LLC, a private investment advisory firm in Little Rock, Arkansas, for the past nine years. Prior to that time, Mr. Lee spent 16 years with Morgan Keegan and Company, Memphis, Tennessee, in various positions. Mr. Lee has been a director of Superior Bancorp since January 2008. Mr. Lee’s investment advisory firm has extensive experience in the financial services sector. Mr. Lee provides the Board of Directors with insights on the financial markets.

Peter L. Lowe is the President of G.W. Jones & Sons Real Estate Investment Company, Inc., Huntsville, Alabama. Mr. Lowe has been a director of Superior Bancorp since July 2007. Mr. Lowe represents the North Alabama market on the Board of Directors. Mr. Lowe received the M.A.I. designation of the American Institute of Real Estate Appraisers, is a member of the National Association of Realtors, and is an Accredited Rural Appraiser. He provides the Board of Directors with insight and experience with respect to the commercial real estate market.

John C. Metz is the Chairman of Metz & Associates, a food service management company located in Dallas, Pennsylvania, which he founded in 1994. Mr. Metz has been a director of Superior Bancorp since July 2007. Mr. Metz maintains a residence in Sarasota, Florida, and represents the Central Florida market on the Board of Directors. Mr. Metz provides the Board of Directors with the perspective of managing a business which is dependent on customer sales and service.

D. Dewey Mitchell is a co-owner of Capstone Tropical Holdings, Inc., Land O’ Lakes, Florida, a holding company for a number of real-estate related businesses in the Tampa Bay area. Mr. Mitchell served as a director of Kensington Bankshares, Inc., Tampa, Florida, from its founding until its merger with Superior Bancorp in 2006, at which time he became a director of Superior Bancorp. Mr. Mitchell represents the Central Florida market on the Board of Directors. Mr. Mitchell received the designation of Certified Commercial Investment Member and provides insight and experience with respect to the commercial real estate market.

Robert R. Parrish, Jr. is President and owner of Parrish Group, Inc. of Tallahassee, Florida, a holding company for companies involved in real estate development, construction and sales in the Capitol Region of Florida. Mr. Parrish has served in such capacities for Parrish Group and its predecessors since 1983. Mr. Parrish has been a director of Superior Bancorp since November 2005. Mr. Parrish represents the North Florida market on the Board of Directors and provides insight and experience with respect to the real estate market.

Charles W. Roberts, III has been the President of C.W. Roberts Contracting, Inc., a road construction company in Tallahassee, Florida, since 1976. Mr. Roberts has been a director of Superior Bancorp since January 2008. Mr. Roberts represents the North Florida market on the Board of Directors and provides the Board of Directors with the entrepreneurial experience of founding and operating a business.

C. Marvin Scott assumed the office of Vice Chairman of Superior Bancorp in October 2009 and previously served as President since 2005. Mr. Scott also serves as Chief Executive Officer of Superior Bank. During 2004, he was President of Silver Acquisition Corp., Overland Park, Kansas. Mr. Scott served as President and Chief Operating Officer of Superior Financial Corp., Little Rock, Arkansas, from April 1998 through late 2003. From 1971 through 1997, he served in various executive management positions with Crestar, a Richmond, Virginia-based bank holding corporation, AmSouth Bank and Hancock Holding Company. From February 1996 until January 1998, he was Chief Retail Officer and Senior Vice President of Hancock Holding Company, and he was previously Executive Vice President — Consumer Banking at AmSouth Bank. Mr. Scott brings to the Board of Directors approximately 39 years of banking experience focusing primarily on retail and consumer banking and commercial lending.

James C. White, Sr. has served as Managing Partner of Banks, Finley, White & Co., Certified Public Accountants, Birmingham, Alabama, one of the nation’s largest and oldest minority-owned certified public accounting firms, since the firm’s inception in 1973. He has been a director of Superior Bancorp since June 2005, and previously served as a director of Superior Bank. Mr. White, who served as the State Finance Director for Alabama from 1993 to 1997 and a member of the Alabama State Board of Public Accountancy for 16 years, provides the Board of Directors with the perspective of an independent public accountant with experience conducting bank audits. Mr. White also serves as an “audit committee financial expert,” as defined in rules promulgated by the SEC, for the Audit and Enterprise Risk Management Committee. Mr. White represents the Central Alabama market on the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of all nominees identified above. The enclosed Proxy will be voted in favor of those nominees unless other instructions are given.

Executive Officers

The following table sets forth certain information about our current executive officers:

Name	Age	Position

C. Stanley Bailey	60	Chairman, President and Chief Executive Officer; Director
William H. Caughran	53	General Counsel and Secretary
Rick D. Gardner	50	Vice Chairman; Director
C. Marvin Scott	60	Vice Chairman; Director
James A. White	66	Chief Financial Officer

Information concerning Mr. Bailey, Mr. Gardner and Mr. Scott is set forth above under “Nominees for Director.”

William H. Caughran was named General Counsel of Superior Bancorp in November 2006 upon completion of Superior Bancorp’s acquisition of Community Bancshares, Inc., Blountsville, Alabama. Mr. Caughran became General Counsel of Community Bank in 1998 and Community Bancshares, Inc. in 2002. From 1986 to 1998 Mr. Caughran served as in-house counsel to AmSouth Bank, Birmingham, Alabama.

James A. White became Chief Administrative Officer of Superior Bancorp on September 8, 2008, and was named Chief Financial Officer on October 23, 2008. Mr. White served as the Chief Financial Officer of BankAtlantic Bancorp, Fort Lauderdale, Florida, from 2000 to 2007. Prior to that time he served as the Chief

Financial Officer of BOK Financial Corporation, Tulsa, Oklahoma, from 1990 to 2000. From 1987 to 1990 Mr. White was the President and Chief Executive Officer and from 1975 to 1987 he was the Chief Financial Officer of First National Bank and Trust of Tulsa, Oklahoma.

Executive officers are elected by the Board of Directors to one-year terms. There are no family relationships among any of our directors or executive officers.

Certain Information Concerning the Board of Directors and its Committees

Meetings and Attendance

The Board of Directors held a total of six meetings and acted by unanimous written consent twice during 2009. During 2009, each of the directors attended at least 75% of the aggregate of (i) the total number of Board of Directors meetings and (ii) the total number of meetings held by all Board committees of Superior Bancorp on which he served during the period for which he or she was serving as a director or committee member except for Mark A. Lee. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the chairman and chief executive officer and others regarding matters of interest and concern to the company.

There is no policy requiring the directors to attend meetings of stockholders. Nine of the 15 members of the Board of Directors at that time attended the 2009 Annual Meeting.

Director Independence

The Board of Directors has determined that the following 11 directors are “independent directors” under Rule 4200 of the NASDAQ Stock Market Marketplace Rules (“NASDAQ Rule 4200”) during 2009: Messrs. Barker, Dobbs, Durden, Jernigan, Kent, Lee, Metz, Mitchell, Parrish, Roberts and White. An independent director is free of any relationship with Superior Bancorp or its management that may impair the director’s ability to make independent judgments. Our non-employee directors periodically meet in executive session without the management directors.

Board Leadership Structure

The Board of Directors selects a chairman who presides over its meetings. Currently Superior Bancorp’s chief executive officer also serves as its chairman of the board. The Board of Directors believes that the chief executive officer is best situated to serve as chairman because he is the director most familiar with Superior Bancorp’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and executing strategy. Independent directors and management have different perspectives and roles in strategy development. Superior Bancorp’s independent directors bring experience, oversight and expertise from outside the company and industry, while the chief executive officer brings company-specific experience and expertise. The Board believes that the combined role of chairman and chief executive officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

The Board has not identified a lead independent director. The Board relies on the chairmen of its standing committees to consult with the chairman of the board and chief executive officer regarding matters within the area of responsibility of their respective committees and to act as liaisons between management and the independent directors with respect to those matters.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Superior Bancorp’s risks. The Audit and Enterprise Risk Management Committee is responsible for overseeing implementation of Superior Bancorp’s overall enterprise risk management program and for addressing risks related to Superior Bancorp’s financial condition. The Compensation Committee is responsible for addressing risks associated with Superior Bancorp’s compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for addressing governance risks. Superior Bank’s Board Loan and Investment Committee is responsible for addressing risks relating to lending and investments. The entire Board of Directors is regularly informed about all such risks through committee reports and by reports from Superior Bancorp’s chief risk officer.

Board Committees

The Board of Directors currently has three standing committees: the Audit and Enterprise Risk Management Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit and Enterprise Risk Management Committee.  The Audit and Enterprise Risk Management Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. Among other things, the Audit and Enterprise Risk Management Committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, reviews significant audit and accounting policies and practices, meets with our independent registered public accounting firm concerning, among other things, the scope of audits and reports, approves the provision of services by our independent registered public accounting firm, reviews the performance of overall accounting and financial controls, and oversees the implementation of an enterprise risk management function. The Audit and Enterprise Risk Management Committee currently comprises Messrs. White (Chair), Dobbs and Jernigan. During 2009, there were eight meetings of the Audit and Enterprise Risk Management Committee. See “Report of the Audit and Enterprise Risk Management Committee.”

Each of the members of the Audit and Enterprise Risk Management Committee is an independent director, as defined under NASDAQ Rule 4200, and meets the standards required by Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has determined that Mr. White qualifies as an “audit committee financial expert” under the rules promulgated by the SEC. The Audit and Enterprise Risk Management Committee operates under a written charter, a copy of which is available on our website at www.superiorbank.com.

Compensation Committee.  The Compensation Committee is responsible for reviewing the performance of our executive officers and recommending to the Board of Directors annual salary and bonus amounts for them. The Compensation Committee also administers the Superior Bancorp 2008 Incentive Compensation Plan, the Third Amended and Restated 1998 Incentive Stock Plan of The Banc Corporation, and the Commerce Bank of Alabama Stock Option Plan.

The Compensation Committee currently comprises Messrs. Metz (Chair), Lee and Roberts, all of whom are independent directors as defined under NASDAQ Rule 4200. During 2009, the Compensation Committee held four meetings. The Compensation Committee operates under a written charter which is available on our website at www.superiorbank.com. See “Executive Compensation and Other Information — Compensation Discussion and Analysis — Compensation Committee Report on Executive Compensation.”

The role of management in determining executive compensation is limited to gathering information for the Compensation Committee. For example, compensation data regarding selected peer companies is compiled by management. The Compensation Committee receives the information from management and then determines how it will utilize such information in the committee’s decision-making process. The Compensation Committee does not delegate to any other committee or individual its authority to determine the compensation of the executive officers of Superior Bancorp. The Compensation Committee has not engaged any compensation consultants to assist it in recommending the amount or form of executive compensation. However, management has utilized the compensation consulting services of Mercer from time to time. Mercer’s executive compensation services have consisted of providing information with respect to (1) the restrictions on executive compensation for institutions which participated in the United States Treasury Department’s Capital Purchase Program (See “Compensation Discussion and Analysis” — “Restrictions on Executive Compensation”), (2) Superior Bancorp’s long-term incentive compensation plans, and (3) the compensation of certain senior officers.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee recommends to the Board of Directors and evaluates potential candidates to serve as directors of Superior Bancorp. The Nominating and Corporate Governance Committee consists of Messrs. Barker (Chair), Metz and Parrish. Each of the members of the Committee is an independent director, as defined under NASDAQ Rule 4200. The Nominating and Corporate Governance Committee met five times during 2009.

The Nominating and Corporate Governance Committee has a written charter which is available on our website at www.superiorbank.com. The Nominating and Corporate Governance Committee is charged with developing and recommending criteria to be considered in identifying and evaluating potential candidates to serve as directors of Superior Bancorp as well as establishing policies and procedures for identifying, recruiting, interviewing and recommending to the Board qualified candidates to serve as directors. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board criteria to be used in reviewing and evaluating candidates for director recommended by stockholders of Superior Bancorp and is responsible for reviewing and evaluating such candidates and making recommendations to the Board.

In evaluating and recommending director nominees, the Nominating and Corporate Governance Committee does not rely on a fixed set of qualifications, but instead attempts to identify nominees with (i) a broad range of business experience consistent with Superior Bancorp’s strategic focus and its stockholder interest, (ii) the ability to dedicate the time and resources necessary for service on the Board of Directors, and (iii) familiarity with the primary geographic markets served by Superior Bancorp. In addition, the Nominating and Corporate Governance Committee is charged with ensuring that at least a majority of our directors satisfy the director independence requirements imposed by the NASDAQ Marketplace Rules. In evaluating director nominees, including incumbent directors and any nominees recommended by stockholders, the Nominating and Corporate Governance Committee considers a nominee’s business experience and skills, character, judgment, leadership experience, familiarity with community banking issues, knowledge of our geographic markets and relevant issues therein, and such other criteria as the Nominating and Corporate Governance Committee may deem relevant and appropriate based on the composition of the Board of Directors and the strategic goals of Superior Bancorp at the time in question. The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director both with respect to geographic markets served by Superior Bancorp and with respect to the type of business experience of the nominee. Although the Nominating and Corporate Governance Committee has no formal policy on diversity, Superior Bancorp’s current Board of Directors is representative of Superior’s markets in North and Central Alabama and North and Central Florida and possesses a wide range of business experience.

The Nominating and Corporate Governance Committee will consider recommendations for director nominees submitted by stockholders. In order for the Nominating and Corporate Governance Committee to evaluate the nominees properly, such nominations should be received by the Nominating and Corporate Governance Committee no later than 60 days prior to the meeting at which the election is to be held and should set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director (i) the person’s name, age, business address, and residence address, (ii) the person’s principal occupation or employment, (iii) the class and number of shares of Superior Bancorp capital stock that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of Superior Bancorp that are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The stockholder should also send to the Nominating and Corporate Governance Committee a written consent of each person proposed to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director. Stockholders wishing to recommend potential director nominees should write to the Nominating and Corporate Governance Committee in care of William H. Caughran, Secretary, Superior Bancorp, 17 North 20th Street, Birmingham, Alabama 35203.

Stockholder Communications with the Board

The Board of Directors provides a process for stockholders to send communications to the Board of Directors. Stockholders may send written communications to the Board of Directors addressed to the Board of Directors (or to an individual director), Attention: Secretary, Superior Bancorp, 17 North 20th Street, Birmingham, Alabama 35203. All communications will be compiled by the Secretary and submitted to the Board of Directors or the individual directors.

Director Compensation

The following table presents information concerning the compensation paid to non-employee directors of Superior Bancorp during 2009:

Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
	Fees		Option	Non-Equity	Deferred
	Earned	Stock	Awards	Incentive Plan	Compensation		All Other
	or Paid	Awards	($)	Compensation	Earnings		Compensation
Name	in Cash ($)	($)(1)	(2)	($)	($)		($)	Total ($)

Roger D. Barker	—	$29,500	$3,646	—	—		—	$33,146
Thomas E. Dobbs, Jr.	$3,000	$16,500	$6,072					$25,572
K. Earl Durden	—	$7,000	—	—	—		—	$7,000
Thomas E. Jernigan, Jr.	—	$26,500	$3,646	—	—		—	$30,146
James Mailon Kent, Jr.	—	$24,500	$3,646	—	$27,539	(3)	—	$55,685
Mark A. Lee	—	$21,000	$3,646	—	—		—	$24,646
James M. Link	—	$6,500	—	—	—		—	$6,500
Peter L. Lowe	—	$24,500	$3,646	—	—		—	$28,146
John C. Metz	$2,000	$29,000	$3,646	—	—		—	$34,646
D. Dewey Mitchell	$300	$23,500	$3,646	—	—		—	$27,446
Barry Morton	—	$5,500	—	—	—		—	$5,500
Robert R. Parrish, Jr.	—	$29,500	$3,646	—	—		—	$33,146
Charles W. Roberts III	—	$23,000	$3,646	—	—		—	$26,646
James C. White, Sr.	—	$28,000	$3,646	—	—		—	$31,646

(1)	Amounts in this column represent the grant date fair value of shares of Superior Bancorp common stock granted to the director in payment for director fees. The key assumptions used in determining the amounts in this column are disclosed in Note 12 to the consolidated financial statements of Superior Bancorp and its subsidiaries contained in Superior Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Amounts in this column represent the grant date fair value of stock options granted to the director during 2009. The key assumptions used in determining the amounts in this column are disclosed in Note 12 to the consolidated financial statements of Superior Bancorp and its subsidiaries contained in Superior Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009.

(3)	Represents the portion of the earnings on Mr. Kent’s deferred compensation during 2009 paid at a rate in excess of 120% of the average federal long-term rate with monthly compounding.

Non-employee directors receive an annual retainer of $12,000, payable in quarterly installments, meeting fees of $1,500 per Board meeting, and committee meeting fees of $1,500 per meeting for committee chairs and $1,000 per meeting for committee members, and have the option of receiving such retainer and fees in cash or common stock. All directors have elected to receive all or part of their compensation in common stock.

Deferred Compensation Agreement.  Effective July 31, 2005, all director deferred compensation arrangements, other than Mr. Kent’s, were terminated and the directors accepted shares of our common stock having a value equal to their deferral accounts in full satisfaction of our liabilities under those arrangements. Mr. Kent, who was fully vested in his benefits under his deferred compensation arrangement, agreed to its termination effective January 1, 2006 in exchange for our agreement to fund a new deferred compensation arrangement for him in the amount of $154,547, representing the then-current present value of the amounts he would have received. Under this new arrangement, such amount is deemed to be invested in specified benchmark funds or indices, and Mr. Kent is entitled to receive benefits based upon the value of his deemed investment account after giving effect to deemed investment gains and losses on the account. Mr. Kent may elect to receive such benefits in five or ten annual installments or in a lump sum beginning in 2011 or 2016, at his election, subject to earlier termination of the arrangement.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including our principal executive, financial and accounting officers. The code of ethics requires, among other things, that our employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interests of Superior Bancorp. A copy of our code of ethics is available on our website, www.superiorbank.com. We intend to disclose information about any amendments to, or waivers from, our code of ethics that are required to be disclosed under applicable SEC regulations by providing appropriate information on our website. If at any time our code of ethics is not available on our website, we will provide a copy of it free of charge upon written request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish Superior Bancorp with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to us, or written representations that no reports on Form 5 were required, we believe that during 2009, all of our officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements except as set forth in the following paragraph.

Mr. Dobbs filed a Form 5 in February 2010, reporting ownership of 75 shares of Superior Bancorp common stock through an individual retirement account. These shares were inadvertently omitted from Mr. Dobbs’ timely filed Form 3.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation program for (a) our principal executive officer, (b) our principal financial officer, and (c) the three other most highly compensated executive officers of Superior Bancorp during the year ended December 31, 2009. These executive officers are referred to collectively as the “named executive officers.” For a summary of the amount of compensation paid to the named executive officers in 2009, please see “Summary of Cash and Certain Other Compensation” below.

Compensation Philosophy and Policies for Executive Officers

Superior Bancorp’s Board of Directors has established a Compensation Committee which is responsible for determining the compensation of the named executive officers. See “Certain Information Concerning the Board of Directors and its Committees.” The Compensation Committee’s objective is to compete effectively for the services of qualified officers and key employees, to give those employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize those employees’ success in achieving both qualitative and quantitative goals for the benefit of Superior Bancorp.

The Compensation Committee believes that executives of Superior Bancorp should be rewarded based upon their success in meeting certain operational goals, improving earnings and generating returns for stockholders. The

Compensation Committee strives to establish levels of compensation that take these factors into account and provide appropriate recognition for past achievement and incentive for future success. The Compensation Committee recognizes that the market for executives with expertise and experience in the banking industry is highly competitive. In order to attract and retain qualified executives, the Compensation Committee believes that Superior Bancorp must offer compensation at competitive levels. In addition, the Compensation Committee believes that Superior Bancorp’s stock incentive plans offer its executives meaningful equity participation in Superior Bancorp’s common stock. The Compensation Committee feels that the combination of cash compensation and equity participation will be effective in stimulating Superior Bancorp’s executives to meet both long-term and short-term goals.

Benchmarking

To assist the Compensation Committee in determining competitive levels of compensation, the Committee reviews external compensation studies as well as compensation data for selected positions compiled internally from proxy statements for selected peer companies. The most recent peer group was composed of the following financial institutions: BancTrust Financial Group, Inc. (Mobile, AL), Bank of the Ozarks, Inc. (Little Rock, AR), Cadence Financial Corporation (Starkville, MS), Capital City Bank Group (Tallahassee, FL), IberiaBank Corporation (Lafayette, LA), Seacoast Banking Corporation of Florida (Stuart, FL), Simmons First National Corporation (Pine Bluff, AR), Trustmark Corporation (Jackson, MS), United Bankshares, Inc. (Charleston, WV), United Community Banks, Inc. (Blairsville, GA), WesBanco, Inc. (Wheeling, WV), and Whitney Holding Corporation (New Orleans, LA). Although the Compensation Committee does not maintain a formal record of, and has not established fixed targets for, where its compensation stands with respect to the peer companies, the Compensation Committee’s goal is for the compensation package provided to a Superior Bancorp officer to be comparable to, and consequently competitive with, the compensation provided by the peer companies for a similarly situated position.

Elements of Compensation

There are three primary components of Superior Bancorp’s executive compensation program: base salary, short-term incentive compensation and long-term incentive compensation. The Compensation Committee has not established a specific targeted mix of compensation between base salary and short-term and long-term incentives. Short-term incentives are based upon percentages of base salary and long-term incentives are determined based upon a targeted pool of equity. In addition to these primary forms of compensation, Superior Bancorp provides certain perquisites to its executive officers and maintains qualified retirement plans in which its executive officers participate.

Base Salary:  The Compensation Committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other publicly held financial institutions of similar size and in similar geographic markets, taking into account each executive’s areas and level of responsibility. As noted above, the Committee utilizes data for peer companies in making its determination. Effective January 1, 2009 the Committee determined that the salary of Mr. Bailey would increase from $475,000 to $500,000, the salary of Mr. Scott would increase from $370,000 to $390,000, the salary of Mr. Gardner would increase from $320,000 to $336,000, the salary of Mr. White would increase from $275,000 to $290,000, and the salary of Mr. Caughran would increase from $175,000 to $185,000. At its October 2009 meeting the Committee again reviewed peer bank and survey data and was concerned that Superior Bancorp was at risk of losing a number of its senior officers without further salary adjustments. Effective October 26, 2009, the Committee increased salaries as follows: Mr. Scott to $490,000; Mr. Gardner to $436,000; Mr. White to $350,000; and Mr. Caughran to $235,000. The Committee determined that these officers would receive no additional salary increases in 2010 and no type of incentive compensation for 2009.

Short-Term Incentive Compensation:  The Compensation Committee has approved a Management Incentive Plan, which is intended to recognize and reward senior officers of Superior Bancorp and its subsidiaries and affiliates who have contributed to the enhancement of stockholder value through the achievement of corporate and personal performance goals during each plan year. Under the terms of the Management Incentive Plan, the Compensation Committee approves those officers selected to participate in the plan based upon the recommendation of the Chief Executive Officer. Participants are notified by February 15 of each plan year of their eligibility to participate in the plan for such year. For each year, the Compensation Committee will establish corporate financial and operational performance goals, and participants will jointly establish with their respective supervisors individual performance goals. Participants will be assigned to specific potential award levels ranging from 15% to 50% of their respective base salaries, and will be eligible to earn up to 125% of their potential award levels depending upon corporate performance. Awards will be made in a lump sum distribution by March 15 of the year following the plan year. The Compensation Committee has discretion to increase the earned award payment or award a discretionary payment in lieu of the award payment. The Compensation Committee did not exercise this discretion with respect to any of the named executive officers for 2009. The Compensation Committee makes a determination of awards based on the information available to it at the time. The Compensation Committee included a provision in each of the company’s incentive compensation plans allowing the company to adjust or recover awards or payments if the relevant company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Compensation Committee’s intention is to evaluate the facts and circumstances surrounding the restatement or adjustment in exercising its discretion to recover awards.

For 2009 the corporate performance goals consisted of five components: (1) net operating earnings for the year, weighted at 30%; (2) year-over-year growth in core deposits, weighted at 20%; (3) year-over-year loan growth, weighted at 20%; (4) the level of non-performing assets and net charge-offs at year end, weighted at 20%; and (5) the regulatory ratings assigned to Superior Bank, weighted at 10%. The potential award level for each of Mr. Bailey, Mr. Scott, Mr. Gardner and Mr. White was 50% of their respective base salaries as provided in their respective employment agreements with Superior Bancorp. See “Employment Agreements.” The potential award level for Mr. Caughran was 40% of his base salary. The Compensation Committee determined not to make awards to the named executive officers under the Management Incentive Plan for 2009.

Long-Term Incentive Compensation:  In addition to cash incentive compensation, Superior Bancorp utilizes equity-based compensation in the form of stock options to encourage its executives to meet operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to Superior Bancorp’s success in enhancing its market value over time, the Compensation Committee believes that its stock option programs are effective in aligning the interests of management and stockholders.

Except for stock options granted to new employees as a condition of their employment, the Compensation Committee generally considers grants annually at its July meeting. The Compensation Committee establishes a target for its annual stock option grants. The amount of options for each individual is determined taking into account an executive’s current responsibilities and historical performance, as well as the executive’s contribution to Superior Bancorp’s results of operations. In evaluating award grants, the Compensation Committee considers prior grants and shares currently held, as well as the recipient’s success in meeting operational goals and the recipient’s level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in Superior Bancorp will be a strong motivation for the executives to pursue the long-term interests of Superior Bancorp and will promote longevity and retention of key executives. In July 2009, the Compensation Committee granted options to purchase 6,000 shares and 4,000 shares of Superior Bancorp stock to Mr. White and Mr. Caughran, respectively. No grants were made to Mr. Bailey, Mr. Scott or Mr. Gardner in 2009 in light of the grants which were made to each individual during 2005 as part of the inducement of each of these individuals to join the management team of Superior Bancorp.

Superior Bancorp encourages its executives to participate in the equity ownership of the company and seeks to facilitate this ownership through its long-term incentive program. However, Superior Bancorp has not established any security ownership requirements or guidelines for its executives.

Retirement Plans:

The retirement plans maintained by Superior Bancorp are tax-qualified plans in which named executive officers participate on the same terms as other full-time employees of Superior Bancorp. The company maintains a 401(k) plan pursuant to which it matches 100% of the first 3% and 50% of the next 2% of compensation contributed to the plan by the employee. During 2009, Superior Bancorp maintained an employee stock ownership plan (“ESOP”), which it acquired as a result of its merger with Community Bancshares, Inc. in 2006. Contributions to the

ESOP are determined by the board of directors, but must be in an amount sufficient to enable the ESOP to service its debt. Superior Bancorp’s contributions to the 401(k) plan and ESOP for the benefit of the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table below.

Superior Bancorp also maintains a defined benefit pension plan which it acquired as a result of the merger with Community Bancshares, Inc. The pension plan has been frozen since December 31, 2003, and no additional benefits are accruing under the plan. Superior Bancorp is required to make contributions to the plan in an amount sufficient to satisfy the minimum funding requirements of the Employee Retirement Income Security Act of 1974, as amended. Mr. Caughran is the only named executive officer with an accrued benefit under the pension plan. See “Pension Benefits.”

Perquisites and Other Benefits:

Pursuant to the terms of their employment agreements, Mr. Bailey, Mr. Scott, Mr. Gardner and Mr. White each receive certain perquisites or other benefits. The Compensation Committee believes that all of these benefits are appropriate considering the level of responsibility of these officers. See “Summary Compensation Table — All Other Compensation.”

Restrictions on Executive Compensation

Due to its participation in the United States Treasury Department’s Troubled Assets Relief Program Capital Purchase Program (“CPP”), Superior Bancorp is subject to an interim final rule promulgated by the United States Treasury Department (“Treasury Department”) on June 15, 2009 establishing certain standards for CPP participants with respect to executive compensation. Superior Bancorp’s participation in the CPP has the following effects on its compensation arrangements for its named executive officers for as long as it participates in the CPP: (1) Superior Bancorp’s Compensation Committee must meet at least semi-annually with Superior Bancorp’s senior risk officer and make reasonable efforts to ensure that its incentive compensation arrangements do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of Superior Bancorp or encourage the manipulation of reported earnings to increase the compensation of any employee; (2) the named executive officers, as well as the next five most highly compensated employees, may not receive a golden parachute payment which is defined to be any payment for departure from the company for any reason except for payments for services performed or benefits accrued; (3) the five most highly compensated employees (without regard to whether they are named executive officers) may receive incentive compensation only in the form of restricted stock in an amount which does not exceed one-third of the individual’s total annual compensation and does not fully vest until after Superior Bancorp no longer participates in the CPP except for incentive compensation paid pursuant to a contract in effect before February 11, 2009; (4) Superior Bancorp must recover from any of its named executive officers and next 20 most highly compensated employees any bonus or other incentive compensation which was paid on the basis of materially inaccurate financial statements or other materially inaccurate performance metric criteria; (5) Superior Bancorp may not make any tax gross-ups to a named executive officer or any of the next 20 most highly compensated employees; and (6) Superior Bancorp may not claim a federal income tax deduction for compensation paid to a named executive officer in excess of $500,000.

The Compensation Committee has, and will continue to, consider all limits on executive compensation and determine how they impact our executive compensation program.

Tax and Accounting Considerations

The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly compensated executives of a corporation during its tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is “performance based” within the meaning of that term under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As outlined above (see “Restrictions on Executive Compensation”), Superior Bancorp may not claim a federal income tax deduction for compensation in excess of $500,000 paid to a named executive officer as a result of Superior Bancorp’s participation in the CPP. The Compensation Committee is aware of the potential effects of this restriction. The Committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible. The Compensation Committee expects that Superior Bancorp will honor its obligations to the named executive officers under compensation arrangements approved by the Compensation Committee without regard to limitations on deductibility.

We account for all compensation paid in accordance with generally accepted accounting principles. The accounting treatment has generally not affected the form of compensation paid to the named executive officers.

Use of Contractual Arrangements

The Compensation Committee considers contractual arrangements to be an effective method of attracting and retaining the services of executives in critical positions. The terms of the company’s agreements are summarized under “Employment Agreements” and “Potential Payouts Upon Termination of Employment or Change in Control of Superior Bancorp.”

Compensation Committee Report (1)(

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee meets semi-annually with the chief risk officer of Superior Bancorp to discuss the risks associated with the compensation plans of Superior Bancorp and its subsidiaries. Superior Bancorp or its subsidiaries maintains incentive compensation plans for its senior officers, including the named executive officers, and also maintains plans or arrangements for employees in various lines of business.

Named executive officers participate in the Management Incentive Compensation Plan. Awards under this plan are contingent on achieving a threshold level of financial and operational performance. If the performance criteria are met, individual awards are based upon a combination of corporate and individual goals. The Compensation Committee believes that the inclusion in the goals of targets for credit quality measures and regulatory assessments of Superior Bank provide a sufficient balance to the growth and earnings goals so that the plan does not encourage the named executive officers to take unnecessary or excessive risks that threaten the value of Superior Bancorp. The plan has also been amended to provide that Superior Bank may recover any payment made under the plan to any participant if the payment was made on the basis of materially inaccurate financial statements or other performance metric criteria (a “clawback provision”).

Named executive officers also may participate in the 2008 Incentive Compensation Plan which provides for awards of stock options, restricted stock, stock appreciation rights, dividend equivalents, restricted stock units, and other stock-based awards subject to certain limitations. The Compensation Committee has the discretion to determine the types and terms of awards, and the Compensation Committee will assess the risks associated with such awards at the time of grant. The plan provides for a forfeiture of awards for “cause”, as defined by the Compensation Committee, or if the participant engages in activity harmful to the interests of Superior Bancorp. The Board of Directors has proposed that the stockholders approve a 2010 Incentive Compensation Plan (see Proposal Number Two) which contains the same provisions for forfeiture and also includes a clawback provision.

The retail banking line of business has three incentive plans. Business banking relationship managers receive awards based on actual performance measured against established goals for loan production, deposit growth, non-interest revenue, and referral activity. Incentive awards are subject to reduction based on substandard performance under the credit quality criteria. Eligibility of a participant may be limited or eliminated based on poor credit judgment, poor portfolio management or for other reasons. Significant audit exceptions or significant delays in implementing proper corrective action can reduce payouts by up to 50%. The Sell-A-Brate program provides

((1) The information under this caption is not “soliciting material” or material “filed” with the SEC, except (a) as otherwise required by the rules of the SEC or (b) as we may specifically so request or specifically incorporate it by reference in a filing with the SEC.

incentive payments based on achievement of quarterly branch goals with respect to deposit and loan growth and sales of investment products. The Loan Center Sell-A-Brate plan bases awards on the percentage of goals achieved with respect to closed loans, processing efficiency, service quality, and credit protection penetration. If credit quality for loans underwritten by The Loan Center deteriorates, the program is suspended. Each of these plans provides that any participant who violates the letter or spirit of the plan to create the appearance of achieving goals is subject to exclusion from eligibility under the plan and/or termination of employment. Each of these plans was also amended to add a clawback provision.

There are nine incentive plans for various positions in the mortgage lending division. Payouts are based on formulas related to the volume of closed loans. The plans contain provisions to deduct from the payout any uncollected fees and fines resulting from regulatory violations. Additionally, incentive payouts could be reduced if minimum quality standards are not met. Each of these plans was amended to add a clawback provision.

The Commercial Real Estate Lenders Incentive Compensation Plan and Residential Construction Incentive Plan require achievement of target portfolio growth and credit quality criteria. These plans were amended to add a clawback provision.

The Florida Treasury Management Incentive Plan bases awards on actual performance versus established annual goals for treasury and analysis fee income. Significant audit exceptions and/or significant delays in implementing proper corrective action can reduce payouts by up to 50%. Individual participants are subject to having their eligibility to participate in the plan either limited or eliminated based on poor performance or other reasons considered to be detrimental to Superior. This plan was amended to add a clawback provision.

Superior Financial Management, Inc., a subsidiary of Superior Bank, maintains three plans. Non-licensed employees receive a payment for referrals which result in appointments with prospective customers. The plan details specific rules and does not have any inherent risks to encourage employees to engage in behavior that results in unintended negative consequences. Licensed employees may receive an award based on the amount of personal production and business referred to a financial consultant. The incentive pay for a financial consultant is based on revenue generated. Payouts under these plans may be decreased for errors and compliance issues. A failure to complete all continuing education may result in forfeiture of incentives and/or termination. Each of these plans was amended to add a clawback provision.

1st Community Credit Corporation, a consumer finance company subsidiary of Superior Bank, requires that each branch office make a profit before the employees at that office may participate in its incentive plan. An employee will automatically be disqualified from receiving an incentive payment for each quarter in which it is determined that the employee failed to follow company policies, including, but not limited to, policies concerning credit underwriting and documentation, delinquency and charge-offs, sales of insurance products, and compliance with consumer protection laws and regulations. Any attempt by an employee to increase the amount of incentive payments at the expense of the safety and soundness of the subsidiary will subject the employee to disciplinary action, up to and including termination of employment. Employees are also eligible to receive a bonus related to origination of certain real estate loans. Each of these plans was amended to add a clawback provision.

Employees of Superior Bank are eligible to receive a bonus payment for referring qualified job applicants who are hired and remain employed by Superior Bank or its subsidiaries for at least 60 days. This plan was amended to add a clawback provision.

The Compensation Committee certifies that:

(1) It has reviewed with Superior Bancorp’s senior risk officer the named executive officer compensation plans and has made all reasonable efforts ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of Superior Bancorp;

(2) It has reviewed with Superior Bancorp’s senior risk officer the named executive officer compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Superior Bancorp; and

(3) It has reviewed the employee compensation plans of Superior Bancorp to eliminate any features of these plans that would encourage the manipulation of reported earnings of Superior Bancorp to enhance the compensation of any employee.

The foregoing report is submitted by the following directors of Superior Bancorp, comprising all of the members of the Compensation Committee of the Board of Directors as of December 31, 2009.

John C. Metz, Chairman
Mark A. Lee
Charles W. Roberts, III

Summary of Cash and Certain Other Compensation

The following table presents certain information concerning compensation paid or accrued for services rendered to Superior Bancorp in all capacities during the year ended December 31, 2009, for the named executive officers.

Summary Compensation Table

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position Held	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)

C. Stanley Bailey	2009	$504,039	—	—	—	—	—	$53,489	$557,528
Chairman,	2008	$475,000	—	—	—	—	—	$43,377	$518,377
President and CEO	2007	$450,000	—	—	—	$108,000	—	$39,350	$597,350
C. Marvin Scott	2009	$409,615	—	—	—	—	—	$39,966	$449,581
Vice Chairman	2008	$370,000	—	—	—	$77,700	—	$33,234	$480,934
	2007	$350,000	—	—	—	$84,000	—	$35,058	$469,058
Rick D. Gardner	2009	$350,769	—	—	—	—	—	$17,034	$367,803
Vice Chairman	2008	$320,000	—	—	—	$67,200	—	$20,245	$407,445
	2007	$300,000	—	—	—	$72,000	—	$22,068	$394,068
James A. White	2009	$309,904	—	—	$8,750	—	—	$15,896	$334,550
Chief	2008	$71,923	—		$50,347	$15,104	—	$14,069	$151,443
Financial Officer	2007	—	—	—	—	—	—	—	—
William Caughran	2009	$192,308	—	—	$5,833	—	$5,080 (3)	$7,135	$210,356
General	2008	$175,000	—	$39,440	$10,380	$38,500	$6,707 (3)	$6,785	$276,812
Counsel	2007	$165,000	$215,099	—	$34,169	—	$3,480 (3)	$5,656	$423,404

(1)	Amounts in these columns are the aggregate grant date fair value of stock and options awarded to the named executive officer during the years indicated. The key assumptions used in determining the amounts in this column are disclosed in Note 12 to the consolidated financial statements of Superior Bancorp and its subsidiaries contained in Superior Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Represents the following expenses paid or reimbursed by Superior Bancorp for executive officers in 2009: Mr. Bailey — country club expenses of $11,661, automobile expenses of $19,294, life insurance premiums of $7,011, reimbursement of $3,193 related to the payment of taxes, company contributions of approximately $9,896 to Superior Bancorp’s defined contribution retirement plans, and reimbursement of $2,434 of expenses in connection with the company’s use of an airplane owned by an entity controlled by Mr. Bailey; Mr. Scott — country club expenses of $5,745, automobile expenses of $19,222, life insurance premiums of $2,773; reimbursement of $2,330 related to the payment of taxes, and company contributions of approximately $9,896 to Superior Bancorp’s defined contribution retirement plans; Mr. Gardner — automobile expenses of $5,973, life insurance premiums of $1,025, reimbursement of $140 related to the payment of taxes, and company contributions of approximately $9,896 to Superior Bancorp’s defined contribution retirement plans;

Mr. White — automobile expenses of $6,000, and company contributions of approximately $9,896 to Superior Bancorp’s defined contribution retirement plans; and Mr. Caughran — company contributions of approximately $7,135 to Superior Bancorp’s defined contribution retirement plans.

(3)	Represents the net change in the actuarial value of Mr. Caughran’s accumulated benefit under the Community Bancshares, Inc. Revised Pension Plan for the years indicated.

Grants of Plan-Based Awards

The following table contains information concerning compensation granted to the named executive officers during 2009 pursuant to incentive compensation plans of Superior Bancorp.

Grants of Plan-Based Awards

									All Other	All Other
									Stock Awards:	Option Awards:
		Estimated Future Payouts			Estimated Future Payouts				Number of	Number of	Exercise or	Grant Date
		Under Non-Equity Incentive Plan			Under Equity Incentive				Shares of	Securities	Base Price	Fair Value
		Awards			Plan Awards				Stock or	Underlying	of Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target		Maximum	Units	Options	Awards	and Option
Name	Date	($)	($)(1)	($)	(#)	(#)		(#)	(#)	(#)	($/Sh)	Awards

C. Stanley Bailey	1/28/09	N/A	$250,000	N/A	—	—		—	—	—	—	—
C. Marvin Scott	1/28/09	N/A	$195,000	N/A	—	—		—	—	—	—	—
Rick D. Gardner	1/28/09	N/A	$168,000	N/A	—	—		—	—	—	—	—
James A. White	1/28/09	N/A	$145,000	N/A	—	—		—	—	—	—	—
	7/22/09	—	—	—	N/A	6,000	(2)	N/A			$2.91	$8,750
William Caughran	1/28/09	N/A	$74,000	N/A	—	—		—	—	—	—	—
	7/22/09	—	—	—	N/A	4,000	(2)	N/A	—	—	$2.91	$5,833

(1)	Amounts represent target awards under the 2009 Management Incentive Compensation Plan, which equal a specified percentage of base salary. The plan does not have threshold or maximum amounts. Plan awards of up to 125% of target could be paid for extraordinary performance and amounts significantly below target could be awarded for less than adequate performance. No payments were made in 2010 to the named executive officers under the 2009 Management Incentive Plan as shown in the summary compensation table.

(2)	The number of shares of Superior Bancorp common stock which may be acquired pursuant to the exercise of stock options granted during 2009.

Employment Agreements

Employment agreements with the named executive officers are described below. However, each of the named executive officers has agreed that the provisions of his employment agreement will be modified to the extent necessary in order to comply with the limitations on executive compensation resulting from Superior Bancorp’s participation in the CPP. See “Restrictions on Executive Compensation.”

C. Stanley Bailey.  Mr. Bailey and Superior Bancorp entered into an Employment Agreement dated January 24, 2005, which was replaced by an Amended and Restated Employment Agreement dated December 29, 2008. The amended agreement retained all of the provisions of the original agreement except for changes which Superior Bancorp was advised were required in order to comply with Section 409A of the Code. Superior Bancorp agreed to employ Mr. Bailey as Chairman and Chief Executive Officer of Superior Bancorp and Superior Bank for a three-year term which automatically renews for successive one-year extensions on January 31 of each year unless either party gives the other 30 days’ prior written notice of nonrenewal. Mr. Bailey is entitled to an annual base salary of no less than $400,000 and an annual target bonus of 50% of his base salary, subject to the achievement of agreed-upon performance goals. Mr. Bailey is also entitled to participate in other bonus or long-term incentive plans applicable to similarly situated executive officers, and to participate in such insurance, medical and other employee benefit plans as may be provided to such executive officers. Superior Bancorp is required to provide Mr. Bailey with certain other benefits, including a term life insurance policy in the amount of at least $1 million, an automobile and customary automobile-related benefits, and initiation fees, dues and assessments for approved club memberships.

Mr. Bailey may not engage in various activities competitive with Superior Bancorp’s business during the term of his employment and for one year after Mr. Bailey ceases to be employed by Superior Bancorp.

C. Marvin Scott and Rick D. Gardner.  Mr. Scott and Mr. Gardner have entered into employment agreements with Superior Bancorp, which were amended on December 29, 2008 to comply with Code Section 409A, providing for terms substantially identical to those described above with respect to Mr. Bailey, except that (a) Mr. Scott’s base salary is to be no less than $300,000 and Mr. Gardner’s base salary is to be no less than $250,000; and (b) Superior Bancorp is obligated to provide term life insurance policies to Mr. Scott in the amount of $750,000 and to Mr. Gardner in the amount of $600,000. Mr. Scott and Mr. Gardner are to serve as President and Chief Operating Officer, respectively, and as members of the boards of directors of Superior Bancorp and Superior Bank.

Stock Option Grants to Messrs. Bailey, Scott and Gardner.  As required by their respective employment agreements, Superior Bancorp granted as of January 24, 2005, options to acquire 177,992 shares of common stock to Mr. Bailey, 88,996 shares to Mr. Scott, and 88,996 shares to Mr. Gardner, each at an exercise price of $32.68 per share, the market price on the date of grant (share numbers and exercise price have been adjusted to reflect the effects of a 1-for-4 reverse stock split in 2008). The options have a ten-year term. These options were subject to a vesting schedule, but are currently fully vested.

James A. White.  Superior Bancorp and Mr. White are parties to an Agreement dated September 8, 2008 which provides that Mr. White will be employed by Superior Bancorp until September 8, 2011. Mr. White is entitled to (i) receive a base salary of $275,000, subject to review, (ii) participate in bonus and incentive compensation plans on the same basis as other executive officers of Superior Bancorp, and (iii) receive an automobile allowance. The agreement also provides that Mr. White will be provided with temporary housing for up to 12 months, will be reimbursed for reasonable moving expenses, and will be paid a relocation bonus of $25,000, with one-half of such bonus to be paid upon initial employment and the remainder to be paid once Mr. White has purchased a residence in the Birmingham, Alabama, area. The agreement provides that management would recommend that Mr. White be granted options to purchase 25,000 shares of Superior Bancorp common stock. The Compensation Committee granted these options on October 22, 2008.

William H. Caughran.  In connection with the acquisition of Community Bancshares, Inc., Superior Bank entered into an agreement with Mr. Caughran dated August 31, 2006 which provides that Mr. Caughran will serve as the General Counsel of Superior Bancorp and Superior Bank. In accordance with the terms of the agreement, Mr. Caughran was paid a bonus of $215,099 in November 2007. No other benefits are due to Mr. Caughran pursuant to that agreement.

The provisions of each of these agreements relating to termination of the individual’s employment are discussed below under the caption “Potential Payouts Upon Termination of Employment or Change in Control of Superior Bancorp.”

Outstanding Equity Awards at Year End 2008.

The following table provides information with respect to equity awards held by the named executive officers at December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
											Awards:
									Equity		Market or
									Incentive		Payout
				Equity					Plan		Value
				Incentive					Awards:		of
				Plan				Market	Number of		Unearned
				Awards:			Number	Value of	Unearned		Shares,
				Number of			of Shares	Shares or	Shares,		Units or
	Number of	Number of		Securities			or Units	Units of	Units or		Other
	Securities	Securities		Underlying			of Stock	Stock	Other		Rights
	Underlying	Underlying		Unexercised	Option		That	That	Rights		That Have
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not	Have Not	That Have		Not
	Options (#)	Options (#)		Options	Price	Expiration	Vested	Vested	Not Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	(#)	(#)		($)

C. Stanley Bailey	177,992	—		—	$32.68	2015	—	—	—		—
C. Marvin Scott	88,996	—		—	$32.68	2015	—	—	—		—
Rick D. Gardner	88,996	—		—	$32.68	2015	—	—	—		—
James A. White	—	25,000	(1)	—	$5.41	2018	—	—	—		—
		6,000	(1)		$2.91	2019
William Caughran	—	2,500	(2)	—	$39.96	2017	—	—	—		—
	—	2,750	(1)	—	$10.14	2018	—	—	—		—
		4,000	(1)		$2.91	2019
	—	—		—	—	—	—	—	1,062	(3)	$3,494

(1)	These options will vest upon the earlier of five years from the date of grant or (a) 50% vesting upon Superior Bancorp common stock reaching a per share market value price of $13.25 and (b) 50% vesting upon Superior Bancorp common stock reaching a per share market value price of $16.25.

(2)	These options will vest upon the earlier of five years from the date of grant or (a) 50% vesting upon Superior Bancorp common stock reaching a per share market value price of $48.00 and (b) 50% vesting upon Superior Bancorp common stock reaching a per share market value price of $56.00.

(3)	These shares of restricted stock vested on January 22, 2010. The market value shown for the restricted stock is based on a closing price of $3.29 per share on December 31, 2009.

Option Exercises and Stock Vested

The following table provides information with respect to options exercised by the named executive officers or restricted stock vested for the named executive officers during 2009:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)

C. Stanley Bailey	—	—	—	—
C. Marvin Scott	—	—	—	—
Rick D. Gardner	—	—	—	—
James A. White	—	—	—	—
William Caughran	—	—	1,063	$3,891

Pension Benefits

The following table provides information with respect to retirement benefits of the named executive officers pursuant to defined benefit plans and related supplemental executive retirement plans maintained by Superior Bancorp.

Pension Benefits

		Number of		Present Value
		Years of Credited		of Accumulated		Payments During
		Service		Benefit		Last Fiscal Year
Name	Plan Name	(#)		($)		($)

C. Stanley Bailey	—	—		—		—
C. Marvin Scott	—	—		—		—
Rick D. Gardner	—	—		—		—
James A. White	—	—		—		—
William Caughran	Community Bancshares, Inc. Revised Pension Plan	5	(1)	$60,505	(2)	—

(1)	Mr. Caughran’s years of credited service are less than his actual years of service because the Community Bancshares, Inc. Revised Pension Plan was frozen as of December 31, 2003 and accrual of credited service ceased at that time.

(2)	The key assumptions used in determining the present value of Mr. Caughran’s benefit are the same assumptions used to calculate the plan’s liabilities as disclosed in Note 20 to the consolidated financial statements of Superior Bancorp and its subsidiaries contained in Superior Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009.

Superior Bancorp became the sponsor of the Community Bancshares, Inc. Revised Pension Plan upon its merger with Community Bancshares in November 2006. The plan was frozen as of December 31, 2003 such that no new participants may enter the plan and no current participants may accrue any additional benefits under the plan. The amount of the retirement benefit for a participant is determined by the length of the participant’s credited service under the plan and his average monthly earnings for the five highest compensated, consecutive calendar years of the participant’s final ten consecutive calendar years of employment. Compensation covered by the plan is total compensation, including bonuses, overtime or other forms of extraordinary compensation, subject to the limitation on compensation imposed by Section 401(a)(17) of the Code. The amount of compensation taken into account in determining a participant’s retirement benefits was also frozen as of December 31, 2003.

Nonqualified Deferred Compensation

None of the named executive officers participate in any deferred compensation plans.

Potential Payouts Upon Termination of Employment or Change in Control of Superior Bancorp

As discussed above under the caption “Employment Agreements,” each of Mr. Bailey, Mr. Scott, Mr. Gardner and Mr. White are parties to an employment agreement with Superior Bancorp. In addition, each of Mr. White and Mr. Caughran is a party to a change in control agreement with Superior Bancorp. The following paragraphs summarize the payments and benefits which would have been due to the named executive officers pursuant to the terms of their agreements if the employment of such officers had terminated on December 31, 2009. However, Superior Bancorp’s ability to make payments to certain departing executives is restricted as a result of its participation in the CPP. The named executive officers have agreed that their employment contracts are modified to the extent necessary to comply with these restrictions. See “Restrictions on Executive Compensation.”

Messrs. Bailey, Scott and Gardner.  If the employment of any of Mr. Bailey, Mr. Scott or Mr. Gardner is terminated other than for Cause (as defined) or as a result of his death or disability or following a change in control, or if any such executive terminates the agreement as a result of certain adverse changes in his functions, duties or responsibilities or of another material breach by Superior Bancorp of its obligations, the executive is entitled to continued compensation at the then-current rate (including bonus compensation) for the then-remaining term of the agreement, provided that the executive may elect to receive such payment in a lump sum discounted to present value using a 6% discount rate, and to the continuation of other benefits during such remaining term. If the executive’s employment is terminated as a result of his disability, he is entitled to continued compensation at his then-current rate (including bonus compensation) and the continuation of other benefits for one year. If the executive’s employment by Superior Bancorp is terminated within two years following a Change in Control (as defined), other than for Cause or as a result of his death, disability or retirement, or if the executive terminates such employment following the occurrence of specified events within two years after a Change in Control, the executive will be entitled to receive a lump sum payment equal to three times the sum of (i) his then-current base salary plus (ii) the target bonus he would have been entitled to receive, and he will be entitled to receive other benefits specified in the agreement. In addition, he will be entitled to a gross-up payment equal to the amount of any excise taxes imposed upon him as a result of such payments upon termination following a Change in Control.

If the employment of Mr. Bailey, Mr. Scott and Mr. Gardner had terminated as of December 31, 2009, other than for Cause, death or disability or following a Change in Control, Superior Bancorp would have been obligated to make payments of approximately $968,657 to Mr. Bailey; $949,290 to Mr. Scott; and $844,676 to Mr. Gardner, assuming each individual elected to be paid in a lump sum discounted to present value. Superior Bancorp would also be obligated to continue the executive’s participation in all benefit programs through January 24, 2012 at an approximate cost of $26,037 for Mr. Bailey, $18,172 for Mr. Scott, and $16,009 for Mr. Gardner and to transfer to each executive title to the company automobile assigned to the executive at an approximate cost of $62,908 for Mr. Bailey, $63,809 for Mr. Scott, and $2,470 for Mr. Gardner. The costs for continued benefits assume that there are no premium increases under the company’s insurance programs prior to January 24, 2012.

If the employment of Messrs. Bailey, Scott and Gardner had terminated as of December 31, 2009, following a Change in Control, Superior Bancorp or its successor would have been obligated to make payments of the following amounts: $2,467,708 to Mr. Bailey; $2,374,583 to Mr. Scott; and $2,108,667 to Mr. Gardner. Additional gross-up payments would also be made under the terms of the agreements of $390,093 to Mr. Bailey, $391,361 to Mr. Scott, and $355,161 to Mr. Gardner. Superior Bancorp or its successor would also be obligated until December 31, 2012 to provide each executive with life insurance, medical insurance, dental insurance and accident and disability insurance substantially equivalent to what executive received prior to the termination of his employment at an approximate cost of $39,056 for Mr. Bailey, $27,259 for Mr. Scott and $24,014 for Mr. Gardner and to transfer to each executive title to the company automobile assigned to the executive at an approximate cost of $62,908 for Mr. Bailey, $63,809 for Mr. Scott, and $2,470 for Mr. Gardner. The costs for continued benefits assume that there are no premium increases under the company’s insurance programs prior to December 31, 2012.

Mr. White.  Pursuant to the terms of his employment agreement, if Superior Bancorp had terminated Mr. White’s employment on December 31, 2009 for any reason other than Cause (as defined in the agreement) or if Mr. White had terminated his employment as a result of certain adverse changes in his functions, duties or responsibilities, Superior Bancorp would have been obligated to pay Mr. White $590,685, the amount of his base salary from the date of his termination of employment through September 8, 2011.

Pursuant to the terms of his change in control agreement, Mr. White would be entitled to certain benefits in the event that, following a Change in Control (as defined) of Superior Bancorp, his employment is terminated involuntarily without Cause (as defined) or voluntarily by Mr. White after a material diminution in his compensation, authority or duties or a material change in the geographic location at which he must perform services. The benefits to Mr. White would be entitled include a lump sum payment of 2.99 times his base salary and target bonus, immediate vesting of all unvested amounts under benefit plans, and continued participation in Superior Bancorp’s welfare benefit plans for three years. However, the change in control agreement provides for a reduction of payments and benefits necessary to avoid imposition of the excise tax under Section 4999 of the Code.

If the employment of Mr. White had terminated as of December 31, 2009 following a Change in Control, Superior Bancorp or its successor would have been obligated to make payments and provide benefits to Mr. White, the present value of which would be approximately $843,780. In addition, Mr. White would have become vested in options to purchase 31,000 shares of Superior Bancorp common stock at a cost to Superior Bancorp of $37,089.

Superior Bancorp would also incur expenses of $18,941 in connection with continuing certain welfare insurance benefits for Mr. White for three years. The cost for continued welfare insurance benefits assumes that there are no premium increases under the company’s insurance programs.

Mr. Caughran.  Mr. Caughran’s change in control agreement provides for benefits similar to those described above for Mr. White, except that Mr. Caughran’s lump sum payment is equal to 1.5 times his base salary and target bonus, and his participation in the company’s insurance programs is for eighteen months. If the employment of Mr. Caughran had terminated as of December 31, 2009 following a Change in Control, Superior Bancorp or its successor would have been obligated to pay Mr. Caughran $557,667. In addition, Mr. Caughran would have become vested in options to purchase 9,750 shares of Superior Bancorp common stock at a cost to Superior Bancorp of $13,460. Superior Bancorp would also incur expenses of $1,044 in connection with continuing certain welfare insurance benefits for Mr. Caughran for eighteen months. The cost for continued welfare insurance benefits assumes that there are no premium increases under the company’s insurance programs.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2009, relating to our equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted in the future.

			Number of Shares
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders(1)	535,538	$22.07	132,459
Equity Compensation Plans not Approved by Security Holders(2)	391,025	$33.39	53,011
Total	926,563	$26.85	185,470

(1)	Excludes 74,301 shares of restricted stock granted under the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation.

(2)	Includes options covering (a) 390,735 shares issued to Messrs. Bailey, Scott and Gardner and three other management employees in connection with their employment agreements, (b) 53,011 shares reserved for issuance to other new management hires, and (c) 290 shares authorized and issued under the Commerce Bank of Alabama Stock Option Plan, which we assumed in the merger with Commerce Bank of Alabama in November 1998. We do not intend to grant any additional options under this plan.

2008 Incentive Compensation Plan.  The purpose of the Superior Bancorp 2008 Incentive Compensation Plan is to promote the success and enhance the value of Superior Bancorp by linking the personal interests of its directors, officers and employees to those of Superior Bancorp’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Superior Bancorp’s stockholders. The plan is further intended to provide flexibility to Superior Bancorp in its ability to motivate, attract, and retain the services of directors, officers and employees upon whose judgment, interest, and special effort the successful conduct of Superior Bancorp’s operation is largely dependent. The plan authorizes the grant of incentive stock options, nonqualified stock options and other awards, including stock appreciation rights, restricted stock and performance shares. The plan covers 300,000 shares of our common stock. As of December 31, 2009, the Compensation Committee has granted options to purchase 205,850 shares of our common stock which remain outstanding and restricted stock awards covering 9,000 shares of our common stock which remain outstanding. Those shares may be, in whole or in part, authorized but unissued shares or issued shares that we have reacquired.

Our Compensation Committee, which administers the Superior Bancorp 2008 Incentive Compensation Plan, may grant options or other awards to employees, officers and directors of Superior Bancorp and its affiliates. The

Compensation Committee, subject to the approval of the Board of Directors and the provisions of the plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each grantee may purchase, to set the terms and conditions of each award, and to determine all other matters relating to the plan.

Third Amended and Restated 1998 Stock Incentive Plan.  Superior Bancorp maintains the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation, but does not intend to make any additional awards under this plan. The plan authorizes the grant of incentive stock options, nonqualified stock options and other awards, including stock appreciation rights, restricted stock and performance shares. As of December 31, 2009, the Compensation Committee has granted options to purchase 327,528 shares of our common stock which remain outstanding and restricted stock awards covering 65,301 shares of our common stock which remain outstanding.

The Commerce Bank of Alabama Stock Incentive Compensation Plan.  We assumed the Commerce Bank of Alabama Incentive Compensation Plan in our acquisition of Commerce Bank of Alabama on November 6, 1998. This plan authorized the grant of incentive and nonqualified options to purchase common stock of Superior Bancorp. As of December 31, 2009, there were options outstanding under this plan to purchase 290 shares of common stock. We have not granted and do not intend to grant any additional options under this plan.

Management Matters

There are no arrangements or understandings known to us between any of our directors, nominees for director or executive officers and any other person pursuant to which any such person was or is to be nominated or elected as a director or an executive officer except as otherwise disclosed herein. The employment agreements for Mr. Bailey, Mr. Scott and Mr. Gardner provide that they will be nominated to serve as directors of Superior Bancorp.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee comprises Messrs. Metz, Lee and Roberts. None of the members of the Compensation Committee is a former or current officer or employee of Superior Bancorp or any of its subsidiaries.

Certain Transactions and Relationships

Superior Bancorp has a written policy concerning transactions with its directors and their family members. The policy provides that neither Superior Bancorp nor its subsidiaries will make payments to, or for the benefit of, any non-employee director or his family members totaling more than $60,000 per year in direct compensation, other than board or committee fees and payments to family members who are non-executive employees of Superior Bancorp or its subsidiaries. The policy also provides that Superior Bancorp will meet or exceed the requirements of the NASDAQ Stock Market with respect to director independence. The NASDAQ Stock Market requirements provide that a director will not be considered independent if such director (or an immediate family member of such director) has received more than $120,000 in direct compensation during any twelve-month period within the last three years. The policy does not prohibit business relationships between Superior Bancorp or its subsidiaries and business entities affiliated with its directors except to the extent that such relationships would cause less than a majority of Superior Bancorp’s directors to be independent under NASDAQ rules.

Superior Bancorp and Superior Bank have entered into transactions with certain directors or officers of Superior Bancorp or their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management involve more than normal credit risk or present other unfavorable features.

Superior Bancorp regularly monitors its business dealings and those of its directors and executive officers to determine whether any existing or proposed transactions would require proxy disclosure under Exchange Act guidelines. Pursuant to such reviews, Superior Bancorp is disclosing the following transactions.

The Mailon Kent Insurance Agency received commissions of approximately $187,000 from the sale of insurance to Superior Bancorp during 2009. James Mailon Kent, Jr., a director of Superior Bancorp, is the owner of the Mailon Kent Insurance Agency.

On July 24, 2007, Superior Bank sold a branch office building in Huntsville, Alabama to a limited liability company of which Peter Lowe, a director of Superior Bancorp, is a member, for $3,000,000. The limited liability company then leased the building back to Superior Bank. The initial term of the lease is 14 years and may be renewed, at Superior Bank’s option, for three additional terms of five years each. The amount of the monthly lease payments to be made by Superior Bank is $19,500 for the first year of the lease and increases annually until it reaches $26,881 per month in year 14. Rent for the renewal terms is to be determined based on appraisals of the property.

On January 30, 2008, Superior Bank entered into agreements with a limited liability company of which Mr. Lowe is a member, pursuant to which the limited liability company purchased office buildings located in Albertville and Athens, Alabama for a total of $4,250,000. The limited liability company then leased the building back to Superior Bank. The initial term of each lease is 13 years and each lease may be renewed, at Superior Bank’s option, for two additional terms of five years each. The amount of the monthly lease payments to be made by Superior Bank in the first year is $13,240 for the Albertville office and $14,208 for the Athens office. These amounts increase annually until the monthly lease payments reach $17,393 for the Albertville office and $18,666 for the Athens office in year 13. Rent for the renewal terms is to be determined based on appraisals of the properties.

During 2009, the total amount of rent paid by Superior Bank pursuant to the leases described above was $591,165.

On June 27, 2008, Superior Bank entered into a lease with a limited liability company of which Robert R. Parrish, Jr,, a director of Superior Bancorp, is a member. The initial term of the lease is 10 years and commenced on September 1, 2009. The lease may be renewed, at the Bank’s option, for two additional terms of five years each. The amount of the monthly lease payments to be made by the Bank is $21,221 for the first year of the lease and increases annually until it reaches $27,688 per month in year 10. During 2009 the total amount of rent paid by Superior Bank pursuant to this lease was $100,080.

Superior Bancorp believes that the foregoing transactions were made on terms and conditions reflective of arms’ length transactions.

PROPOSAL NUMBER TWO
ADOPTION OF THE SUPERIOR BANCORP 2010
INCENTIVE COMPENSATION PLAN

At the Annual Meeting, our stockholders are being asked to approve the Superior Bancorp 2010 Incentive Compensation Plan (the “2010 Plan”). Our Board has approved and adopted the 2010 Plan, subject to approval by our stockholders.

The 2010 Plan is intended to succeed the Superior Bancorp 2008 Incentive Compensation Plan (the “2008 Plan”). Approval of the 2010 Plan by our stockholders will be considered approval of the 2010 Plan for purposes of Sections 162(m) and 422 of the Code.

The principal features of the 2010 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2010 Plan itself. The full text of the 2010 Plan is attached to this Proxy Statement as Annex A.

Purpose of the 2010 Plan

The purpose of the 2010 Plan is to provide additional incentive for our directors and key employees to further the growth, development and financial success of Superior Bancorp and its subsidiaries by personally benefiting through the ownership of Superior Bancorp common stock, or other rights which recognize such growth, development and financial success. Our Board also believes the 2010 Plan will enable us to obtain and retain the services of directors and employees who are considered essential to our long-range success by offering them an opportunity to own stock and other rights that reflect our financial success. The 2010 Plan is also designed to permit us to make cash- and equity-based awards intended to be “qualified performance-based compensation” under Section 162(m) of the Code and, accordingly, to be eligible for deductibility by Superior Bancorp.

The 2010 Plan will become effective immediately upon stockholder approval at the Annual Meeting.

Securities Subject to the 2010 Plan

The maximum aggregate number of shares of common stock that may be issued or transferred pursuant to awards under the 2010 Plan is 1,500,000 shares plus an annual addition of shares on January 1 of each year equal to two percent of the number of shares of common stock of Superior Bancorp outstanding at that time.

In the event of any termination, expiration, lapse or forfeiture of an award granted under the 2010 Plan, the 2008 Plan, or the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation, any shares subject to the award at such time will again be made available for future grants under the 2010 Plan. In addition, the following shares of common stock shall become available for purposes of the plan: (1) shares of common stock previously owned or acquired by the employee or director that are delivered to Superior Bancorp, or withheld from an award, to pay the exercise price, (2) shares of common stock that are delivered or withheld on options or stock appreciation rights for purposes of satisfying a tax withholding obligation, or (3) shares of common stock reserved for issuance upon the grant of a stock appreciation right that exceed the number of shares actually issued upon exercise.

To the extent permitted by applicable law or any applicable exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the company or any of its subsidiaries will not be counted against the shares available for issuance under the 2010 Plan.

The shares of common stock covered by the 2010 Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market. For purposes of the 2010 Plan, the fair market value of a share of common stock as of any given date will be the closing sales price for a share of common stock on the stock exchange or national market system on which the common stock is listed on such date or, if there is no closing sales price for the common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal. The closing sales price for a share of common stock on the NASDAQ Global Market on March 1, 2010 was $3.09, as reported in The Wall Street Journal.

Eligibility

Our employees and our directors are eligible to receive awards under the 2010 Plan. As of March 1, 2010, we had approximately 839 employees, and we currently have 15 directors, 12 of whom are non-employee directors. No employee or director is entitled to participate in the 2010 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees and directors who are selected to receive grants by the administrator of the 2010 Plan may participate in the 2010 Plan.

Awards under the 2010 Plan

The 2010 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards and other stock-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options (“NQSOs”).  NQSOs will provide for the right to purchase shares of common stock at a specified price, and usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but the term may not exceed ten years.

Incentive Stock Options (“ISOs”).  ISOs will be designed to comply with the applicable provisions of Section 422 of the Code, and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price per share that is not less than the fair market value of a share of common stock on the date of grant, may only be granted to our employees and must not be exercisable after a period of ten years measured from the date of grant. However, if subsequently modified, ISOs may cease to qualify for treatment as ISOs and be treated as NQSOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee (including all options granted under the 2010 Plan and all other option plans of Superior Bancorp or any parent or subsidiary corporation) may for the first time become exercisable as ISOs during any one calendar year may not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of Superior Bancorp or any parent or subsidiary corporation, the 2010 Plan provides that the exercise price of an ISO must be at least 110% of the fair market value of a share of common stock on the date of grant, and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.

Stock Appreciation Rights (“SARs”).  Stock appreciation rights provide for the payment of an amount to the holder based upon the excess (if any) of the fair market value of our common stock over the exercise price of the SAR. The exercise price per share of a SAR must be at least 100% of the fair market value of a share of common stock on the date of grant. SARs under the 2010 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator. SARs may be granted in connection with stock options or other awards, or separately. SARs may be granted for any term specified by the administrator, but the term may not exceed ten years.

Restricted Stock.  Restricted stock may be issued at such price, if any, as may be determined by the administrator and may be made subject to such restrictions (including service vesting or vesting based on the satisfaction of pre-established performance goals), as may be determined by the administrator. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares lapse. A holder of restricted stock, unlike a holder of options or restricted stock units, generally will have voting rights and may receive dividends prior to the time when the restrictions lapse.

Restricted Stock Units.  Restricted stock units provide for the issuance to the holder of shares of common stock, subject to vesting conditions (including vesting based on continued service or the satisfaction of pre-established performance goals). The issuance of shares of common stock pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and a holder of restricted stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Restricted stock units generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions are not met.

Dividend Equivalents.  Dividend equivalents represent the right to receive the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares of common stock. Dividend equivalent rights may be granted in connection with full-value awards granted under the 2010 Plan. Dividend equivalents may be paid in cash or shares of common stock, or in a combination of both, at the election of the administrator. No dividend equivalents will be granted with respect to stock options or SARs.

Performance Awards.  Performance awards may be granted by the administrator to employees or directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. Generally, the amount paid or distributed under performance awards will be based on specific performance goals and may be paid in cash or in shares of common stock, or in a combination of both, at the election of the administrator. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our common stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of common stock, or in a combination of both.

Other Stock-Based Awards.  The administrator may grant to employees or directors other stock-based awards. An other stock-based awards means any type of equity-based or equity-related award not otherwise described by the terms of the 2010 Plan. Payment of other stock-based awards may be made in cash, in shares of common stock, or a combination of cash and common stock.

Section 162(m) “Performance-Based” Awards.  The administrator may designate employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such employees and other eligible employees awards under the 2010 Plan that are paid, vest or become exercisable upon the achievement of specified performance goals which are related to one or more performance criteria, as applicable to Superior Bancorp or any subsidiary, division, operating unit or individual. These performance criteria include: net earnings (either before or after interest, taxes, depreciation and/or amortization); gross or net sales or revenue; net income (either before or after taxes); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; return on sales; gross or net profit or operating margin; costs; funds from operations; expense; working capital; earnings per share; price per share of common stock; regulatory ratings; market share; growth in loans and/or other assets; growth in deposits and various measures of credit quality.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group. Except as provided by the administrator, the achievement of each performance goal will be determined in accordance with generally accepted accounting principles to the extent applicable. At the time of grant, the administrator may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity we acquire during the performance period; items related to the disposal of a business or segment of a business; or items related to discontinued operations that do not qualify as a segment of a business under GAAP.

Award Limits.  The 2010 Plan provides that awards covering not more than 500,000 shares or $1,000,000 may be granted to any individual in any calendar year, subject to adjustment under certain circumstances in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2010 Plan, as described below. See “Adjustments for Stock Splits, Recapitalizations and Mergers” below.

Vesting and Exercise of Awards

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award may accelerate. No portion of an award which is not vested at the holder’s termination of employment or termination of directorship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Generally, an option or SAR may only be exercised while such person remains our employee or director or for a specified period of time (up to the remainder of the award term) following the holder’s termination of employment or directorship, as applicable. An award may be exercised for any vested portion of the shares subject to such award until the award expires.

Only whole shares of common stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•	the delivery of certain shares of common stock owned by the holder;

•	the surrender of shares of common stock which would otherwise be issuable upon exercise or vesting of the award;

•	the delivery of property of any kind which constitutes good and valuable consideration;

•	with respect to options, a sale and remittance procedure pursuant to which the holder will place a market sell order with a broker with respect to the shares of common stock then issuable upon exercise of the option, provided the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•	any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, awards other than ISOs may also be transferred to certain family members and trusts or an entity owned by these family members and trusts with the administrator’s consent. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

2010 Plan Benefits

No awards will be granted under the 2010 Plan until the 2010 Plan is approved by our stockholders. The future benefits that will be received under the 2010 Plan by our current directors, executive officers and all eligible employees are not currently determinable. The benefits or amounts of awards which would have been received had the 2010 Plan been in effect at December 1, 2009 are not determinable at this time.

Adjustments for Stock Splits, Recapitalizations and Mergers

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off or other transaction that affects our common stock, the administrator of the 2010 Plan will equitably adjust any or all of the following in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2010 Plan or with respect to any award:

•	the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2010 Plan;

•	the limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any calendar year;

•	the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2010 Plan;

•	the number and kind of shares of common stock (or other securities or property) for which automatic grants are subsequently to be made to non-employee directors; and

•	the grant or exercise price with respect to any outstanding award.

Change in Control

In the event of a Change in Control (as defined in the 2010 Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a Change in Control, for a period of 15 days following notice to the award recipient. The administrator may also grant awards under the 2010 Plan which provide for immediate accelerated vesting upon the consummation of a Change in Control or the occurrence of a subsequent event, such as the termination of the participant’s employment or service.

Administration of the 2010 Plan

The Compensation Committee will be the administrator of the 2010 Plan. The Committee is expected to consist solely of two or more directors, each of whom is intended to be independent under rules promulgated by a securities exchange on which our common stock is listed, and to qualify as both a “non-employee director,” as defined in Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. The Committee may delegate its authority to grant certain awards to one or more of our officers. Any such officer will not be delegated the authority to grant awards to individuals who are subject to the reporting requirements of Section 16 of the Exchange Act, as amended. The administrator has the power to:

•	select which directors and employees are to receive awards and the terms of such awards, consistent with the 2010 Plan;

•	determine whether options are to be NQSOs or ISOs, or whether awards are to be “qualified performance-based compensation” under Section 162(m) of the Code;

•	construe and interpret the terms of the 2010 Plan and awards granted pursuant to the 2010 Plan;

•	adopt rules for the administration, interpretation and application of the 2010 Plan;

•	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2010 Plan; and

•	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

Amendment and Termination of the 2010 Plan

The administrator may amend the 2010 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NASDAQ Global Market (or any other market or stock exchange on which the common stock is at the time primarily traded). Additionally, stockholder approval will be specifically required to increase the maximum number of shares of common stock which may be issued under the 2010 Plan, change the eligibility requirements or decrease the exercise price of any outstanding option or stock appreciation right granted under the 2010 Plan.

The administrator may suspend or terminate the 2010 Plan at any time. However, no awards may be granted pursuant to the 2010 Plan on or after the tenth anniversary of the effective date of the 2010 Plan.

Federal Income Tax Consequences Associated with the 2010 Plan

The following is a general summary under current law of the material federal income tax consequences to an employee or director granted an award under the 2010 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice, and a holder of an award should rely on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options.  If an optionee is granted a NQSO under the 2010 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of common stock at such time, less the exercise price paid. The optionee’s basis in the stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss.

Incentive Stock Options.  No taxable income should be recognized by the optionee at the time of the grant of an ISO, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of the common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares should be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We should not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we (or our subsidiary corporation) should be entitled to a federal income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights.  No taxable income generally should be recognized upon the grant of a SAR, but, upon exercise of the SAR, the cash or the fair market value of the shares received should be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock.  In general, a recipient of restricted stock should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and non-transferable, within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date), the participant should recognize ordinary income equal to the fair market value of the common stock on the date the restrictions lapse, less the amount the participant paid, if any, for such restricted stock. A recipient of restricted stock may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the common stock on the date of transfer, less the amount paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units.  A recipient of restricted stock units generally should not have ordinary income upon grant of restricted stock units. When the shares of common stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards.  A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of common stock, the participant will recognize ordinary income equal to the value received.

Tax Deductions and Section 162(m) of the Code.  Except as otherwise described above with respect to incentive stock options, we generally should be entitled to a federal income tax deduction when and for the same amount the recipient recognizes as ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is not less than the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2010 Plan may be “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described previously.

The 2010 Plan is structured in a manner that is intended to provide the administrator with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where appropriate. If the administrator determines that it is in Superior Bancorp’s best interests to make use of such awards, we believe that the remuneration attributable to those awards will not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code.  Certain awards under the 2010 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

Vote Required

Adoption of the 2010 Plan requires an affirmative vote of the holders of a majority of the shares of common stock cast on such proposal, in person or by proxy, provided that there is a quorum of stockholders represented at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the adoption of the Superior Bancorp 2010 Incentive Compensation Plan.

PROPOSAL NUMBER THREE
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Grant Thornton LLP (“Grant Thornton”) has served as Superior Bancorp’s independent registered public accounting firm for the fiscal years ended December 31, 2009, 2008 and 2007. The Board of Directors recommends that the stockholders ratify the selection of Grant Thornton as Superior Bancorp’s independent accounting firm. In the event the selection is not ratified by a majority of votes represented at the Annual Meeting in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change in the middle of the current year, but the vote would be considered in connection with the engagement of independent auditors for 2011.

Management expects representatives from Grant Thornton to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Grant Thornton has advised Superior Bancorp that neither the firm nor any of its members has any relationship with Superior Bancorp or its subsidiary, Superior Bank, other than the usual relationship that exists between independent registered public accountants and clients.

Audit Fees

The aggregate fees (including reimbursable expenses) of Grant Thornton for professional services rendered for the audit of Superior Bancorp’s financial statements for the fiscal year ended December 31, 2009 and for the review of the financial statements for Superior Bancorp’s Quarterly Reports on Form 10-Q for 2009 were $361,506. The aggregate fees (including reimbursable expenses) of Grant Thornton for professional services rendered for the audit of Superior Bancorp’s financial statements for the fiscal year ended December 31, 2008 and for the reviews of the financial statements for Superior Bancorp’s Quarterly Reports on Form 10-Q for 2008 were $355,740.

Audit Related Fees

The aggregate “audit related fees” (including reimbursable expenses) of Grant Thornton for the fiscal years ended December 31, 2009 and 2008 were $66,432 and $68,297, respectively. Audit related fees primarily consist of fees relating to benefit plan audits.

Tax Fees

The aggregate tax fees paid to Grant Thornton for the fiscal years ended December 31, 2009 and 2008 were $66,310 and $67,992, respectively. Tax fees consist of services for tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed by Grant Thornton for all other services rendered to Superior Bancorp, other than services described above, were $0 and $6,300, respectively, for the fiscal years ended December 31, 2009 and 2008. The fees shown in this category relate solely to Superior Bancorp’s subscription during 2008 to a database of accounting and banking information provided by Grant Thornton.

Pre-Approval Policies

The Audit and Enterprise Risk Management Committee pre-approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. The Audit and Enterprise Risk Management Committee pre-approved all of the services for the audit fees described above. The Audit and Enterprise Risk Management Committee regularly monitors the services provided by the independent auditors for both audit and non-audit services. None of the services described above were approved by the Audit and Enterprise Risk Management Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The Audit and Enterprise Risk Management Committee has considered whether the provision of the services covered above is compatible with maintaining our external auditor’s independence and has concluded that it is.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of Grant Thornton, LLP as the independent registered public accounting firm of Superior Bancorp. The affirmative vote of the holders of a majority of shares present in person or that are represented by proxy at the Annual Meeting will be necessary for the approval of this proposal.

REPORT OF THE AUDIT AND ENTERPRISE RISK MANAGEMENT COMMITTEE (1)

The members of the Audit and Enterprise Risk Management Committee are “independent directors”, as defined under NASDAQ Rule 4200, and meet the standards required by Rule 10A-3(b)(1) promulgated under the Exchange Act. One member of the Audit and Enterprise Risk Management Committee is an “audit committee financial expert” under the Rules of the SEC. The Audit and Enterprise Risk Management Committee oversees Superior Bancorp’s financial reporting process and internal controls on behalf of the Board of Directors and is responsible for the appointment, retention, oversight and compensation of the company’s independent auditors and the approval of services they perform. Management has the primary responsibility for establishing and maintaining systems of internal controls and for the preparation of the financial statements and other financial information included in Superior Bancorp’s Annual Report. In fulfilling its oversight responsibilities, the Audit and Enterprise Risk Management Committee reviewed the consolidated financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit and Enterprise Risk Management Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Superior Bancorp’s accounting principles and such other matters as are required to be discussed with the Audit and Enterprise Risk Management Committee under auditing standards generally accepted in the United States. The Audit and Enterprise Risk Management Committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Enterprise Risk Management Committee concerning independence. The Audit and Enterprise Risk Management Committee discussed the independence of Grant Thornton with Grant Thornton.

The Audit and Enterprise Risk Management Committee discussed with Superior Bancorp’s internal and independent auditors the overall scope and plans for their respective audits. The Audit and Enterprise Risk Management Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Superior Bancorp’s internal controls, and the overall quality of Superior Bancorp’s financial reporting.

Based on the Audit and Enterprise Risk Management Committee’s discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit and Enterprise Risk Management Committee recommended to the Board of Directors that Superior Bancorp’s audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

(1) The information under this caption is not “soliciting material” or material “filed” with the SEC, except (a) as otherwise required by the rules of the SEC or (b) as we may specifically so request or specifically incorporate it by reference in a filing with the SEC.

The foregoing report is submitted by the following directors of Superior Bancorp, comprising all of the members of the Audit and Enterprise Risk Management Committee of the Board of Directors as of December 31, 2009.

James C. White, Sr., Chairman
Thomas E. Dobbs, Jr.
Thomas E. Jernigan, Jr.

PROPOSAL NUMBER FOUR
ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS

In order to comply with the provisions of the American Recovery and Reinvestment Act of 2009, Superior Bancorp is submitting to its stockholders the compensation of its named executive officers as described above under the heading “Executive Compensation and Other Information” for an advisory vote. Although the vote of the stockholders will not be binding on the Board of Directors, the Compensation Committee will consider the results of this vote in determining future compensation levels of the named executive officers.

Superior Bancorp believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are strongly aligned with the long-term interests of its stockholders and are important in preserving Superior Bancorp’s ability to attract and retain highly qualified executives. In the current challenging economic conditions, the experience of Superior Bancorp’s management team is vital to its success.

We encourage stockholders to carefully review the “Executive Compensation and Other Information” section of this Proxy Statement for detailed information about the compensation of our named executive officers.

Superior Bancorp’s Board of Directors has authorized that the following resolution be presented to the stockholders:

“Resolved, that the holders of Superior Bancorp common stock approve the overall compensation of Superior Bancorp’s executives named in the Summary of Cash and Certain Other Compensation Table of Superior Bancorp’s Proxy Statement for the 2010 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Executive Compensation Tables and the related disclosure, as described in its Proxy Statement.”

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the resolution regarding compensation of the named executive officers. Approval of this proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it.

STOCKHOLDER PROPOSALS FOR
NEXT ANNUAL MEETING OF STOCKHOLDERS

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2011 annual meeting of stockholders must be received by us no later than the close of business on November 19, 2010. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder, the number of Superior Bancorp shares beneficially owned by the stockholder and a description of any material direct or indirect financial or other interest that the stockholder (or any affiliate or associate) may have in the proposal. You may also submit a proposal for presentation at the annual meeting of stockholders to be held in 2011, but not to have the proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us by the close of business on February 2, 2011, then we will not address the proposal in our proxy statement relating to that meeting, and all proxies solicited and received by the Board of Directors will be deemed to have confirmed discretionary authority to vote on any such proposal. Any proposals should be sent to:

Superior Bancorp.
17 North 20th Street
Birmingham, Alabama 35203
Attention: Corporate Secretary

ANNUAL REPORTS

Upon receipt of a written request, Superior Bancorp will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended December 31, 2009. Such written requests should be directed to William H. Caughran, Secretary, Superior Bancorp, 17 North 20th Street, Birmingham, Alabama 35203. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through www.superiorbank.com.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgments on such matters.

Please SIGN, DATE and RETURN the enclosed Proxy promptly.

By Order of the Board of Directors,

William H. Caughran
Secretary

Birmingham, Alabama
March 19, 2010

ANNEX A

SUPERIOR BANCORP 2010 INCENTIVE COMPENSATION PLAN

Superior Bancorp, a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Superior Bancorp 2010 Incentive Compensation Plan (the ‘‘Plan”). The Plan will become effective upon the approval of the Company’s stockholders (the “Effective Date”).

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of its directors, officers and employees to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, officers and employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X.

1.2.  “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalents Award, a Stock Appreciation Right or an Other Stock-Based Award, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.  “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.  “Award Limit” shall mean 500,000 shares of Common Stock for Awards denominated in Common Stock and $1,000,000 for Performance Awards denominated in cash for grants to any individual in any calendar year as adjusted pursuant to Section 11.3.

1.5.  “Board” shall mean the Board of Directors of the Company.

1.6.  “Change in Control” shall mean the occurrence of any of the following transactions or events occurring on or after the Effective Date:

(a) a merger, consolidation or other corporate reorganization of the Company in which the Company does not survive, or, if it survives, the shareholders of the Company before such transaction do not own more than 50% of, respectively: (i) the common stock of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of directors of the surviving entity;

(b) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section l3(d)(3) or l4(d)(2) of the Exchange Act of beneficial ownership of 25% or more of either: (i) the then outstanding shares of Common Stock of the Company, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that neither of the following shall constitute a Change in Control:

(A) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or

(B) any acquisition by any corporation, entity, or group, if, following such acquisition, more than 50% of the then outstanding voting rights of such corporation, entity or group are owned, directly or indirectly, by all or substantially all of the persons who were the owners of the Common Stock of the Company immediately prior to such acquisition;

(c) individuals who, as of the effective date of the Plan, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-l 1 of Regulation l4A promulgated under the Exchange Act) or

(d) approval by the shareholders of the Company of:

(i) a complete liquidation or dissolution of the Company, or

(ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation, with respect to which immediately following such sale or other disposition more than 50%, respectively, of the then outstanding shares of common stock of such corporation, and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company, and the outstanding voting securities of the Company immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of the outstanding Common Stock of the Company and outstanding securities of the Company, as the case may be.

1.7.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8.  “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9.  “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

1.10.  “Company” shall mean Superior Bancorp, a Delaware corporation.

1.11.  “Covered Employee” shall mean any Employee who is, or the Committee determines could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.12.  “Director” shall mean a member of the Board.

1.13.  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 8.3 of the Plan.

1.14.  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

1.15.  “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

1.16.  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.17.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.18.  “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Administrator in good faith.

1.19.  “Fiscal Year” means the fiscal year of the Company.

1.20.  “Full Value Award” means any Award other than an Option or a Stock Appreciation Right.

1.21.  “Holder” shall mean a person who has been granted an Award.

1.22.  “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.23.  “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.24.  “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.25.  “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

1.26.  “Other Stock-Based Award” shall have the meaning set forth in Section 8.5 of the Plan.

1.27.  “Performance Award” shall mean a performance or incentive award that is denominated in cash or stock and is paid in cash, Common Stock or a combination of both, awarded under Section 8.2 of the Plan.

1.28.  “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) With respect to awards intended to qualify for the performance-based exemption requirements of Section 162(m), the Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, (xvi) price per share of Common Stock, (xvii) regulatory ratings, (xviii) market share, (xix) growth in loans and/or other assets, (xx) growth in deposits and (xxi) various measures of credit quality, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(b) The Committee may, in its discretion, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; or (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”).

1.29.  “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Unless otherwise determined by the Committee at the time of grant, the achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

1.30.  “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.31.  “Plan” shall mean the Superior Bancorp 2010 Incentive Compensation Plan, as amended from time to time.

1.32.  “Prior Award” shall mean a stock option, restricted stock or other stock award granted under any Prior Plan.

1.33.  “Prior Plan” shall mean the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation and/or the Superior Bancorp 2008 Incentive Compensation Plan, as amended from time to time.

1.34.  “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan that is subject to repurchase or forfeiture.

1.35.  “Restricted Stock Units” shall mean rights to receive Common Stock or its cash equivalent awarded under Section 8.4.

1.36.  “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.37.  “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.38.  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.39.  “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.40.  “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.41.  “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

1.42.  “Termination of Directorship” shall mean the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

1.43.  “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II

SHARES SUBJECT TO PLAN

2.1.  Shares Subject to Plan.

(a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be 1,500,000 shares plus an annual increase to be added on the first day of the Company’s fiscal year equal to two percent (2%) of the Company’s outstanding Common Stock on such date.

(b) To the extent that an Award under the Plan or a Prior Award under a Prior Plan terminates, expires, is settled in cash, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, Substitute Awards shall not be counted against shares of Common Stock available for grant pursuant to this Plan. Awards that can only be settled in cash, including payment of Dividend Equivalents in cash in conjunction with any outstanding Awards, shall not be counted against the shares available for issuance under the Plan. In addition, the following shares of Common Stock shall become available for purposes of the Plan: (1) shares of Common Stock previously owned or acquired by the Holder that are delivered to the Company, or withheld from an Award, to pay the exercise price, (2) shares of Common Stock that are delivered or withheld on Options or SARs for purposes of satisfying a tax withholding obligation, or (3) shares of Common Stock reserved for issuance upon the grant of a SAR that exceed the number of shares actually issued upon exercise.

2.2.  Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.

2.3.  Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee during any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III

GRANTING OF AWARDS

3.1.  Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.  Provisions Applicable to Section 162(m) Performance-Based Compensation.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Performance Period (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees and (ii) select the Performance Criteria and Performance Goals applicable to the Performance Period (including any applicable adjustments). Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(c) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3.  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.  At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company or any Subsidiary.

ARTICLE IV

GRANTING OF OPTIONS TO EMPLOYEES AND NON-EMPLOYEE DIRECTORS

4.1.  Eligibility.  Any Employee or Non-Employee Director selected by the Administrator pursuant to Section 4.4(a) shall be eligible to be granted an Option.

4.2.  Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3.  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a Subsidiary Corporation.

4.4.  Granting of Options.

(a) Options may be awarded to any Employee or Non-Employee Director who the Administrator determines should receive such an Award. The Administrator shall in its discretion, and, subject to applicable limitations of the Plan:

(i) Subject to the Award Limit, determine the number of shares to be subject to such Options granted;

(ii) Subject to Section 4.2 and Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii) Determine the terms and conditions of such Options, consistent with the Plan.

(b) Upon the selection of an Employee or Non-Employee Director to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE V

TERMS OF OPTIONS

5.1.  Option Price.  The price per share of Common Stock subject to each Option granted to Employees and Non-Employee Directors shall be set by the Administrator; provided, however, that:

(a) Except in the case of an Option that is a Substitute Award, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, in the case of Incentive Stock Options, the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

5.2.  Option Term.  The term of an Option granted to an Employee or Non-Employee Director shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Directorship of the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment or Termination of Directorship.

5.3.  Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) A Option is exercisable only while the Holder is an Employee or Non-Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Option may be exercised subsequent to a Termination of Employment or Termination of Directorship, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

ARTICLE VI

EXERCISE OF OPTIONS

6.1.  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. Such rules may provide that for administrative convenience an Option may not be exercised during such period (not exceeding 10 days) as is specified in advance by the Administrator. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3.  Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any federal, state or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4.  Rights as Stockholders.  Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5.  Ownership and Transfer Restrictions.  The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.6.  Additional Limitations on Exercise of Options.  Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII

AWARD OF RESTRICTED STOCK

7.1.  Eligibility.  Subject to the Award Limit, Restricted Stock may be awarded to any Employee or Non-Employee Director who the Administrator determines should receive such an Award.

7.2.  Award of Restricted Stock.

(a) The Administrator may from time to time, in its discretion:

(i) Select from among the Employees or Non-Employee Directors (including Employees or Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the minimum amount required by applicable state law.

(c) Upon the selection of an Employee or Non-Employee Director to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.  Rights as Stockholders.  Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.5, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.  Restriction.  All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, extraordinary cash dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or directorship with the Company, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. A Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or Termination of Directorship, as applicable; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Employment or Termination of Directorship, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.5.  Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.6.  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.7.  Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, , RESTRICTED STOCK UNITS, OTHER STOCK-BASED AWARDS

8.1.  Eligibility.  Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent Awards, Restricted Stock Unit Awards and/or Other Stock-Based Awards may be granted to any Employee or Non-Employee Director who the Administrator determines should receive such an Award.

8.2.  Performance Awards.  Any Employee or Non-Employee Director selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee or Non-Employee Director.

8.3.  Dividend Equivalents.  Any Employee or Non-Employee Director selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Full Value Award is granted and the date such Full Value Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. No Dividend Equivalents shall be granted with respect to Options or Stock Appreciation Rights.

8.4.  Restricted Stock Units.  Any Employee or Non-Employee Director selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee or Non-Employee Director, subject to compliance with Section 409A of the Code. Payment of Restricted Stock Units shall be in cash, in Common Stock or a combination of both, as determined by the Administrator.

8.5.  Other Stock-Based Awards.  Any Employee or Non-Employee Director selected by the Administrator may be granted an Other Stock-Based Award (as hereinafter defined) in the manner determined from time to time by the Administrator. An Other Stock-Based Award means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

8.6.  Termination of Employment or Termination of Directorship.  A Performance Award, Dividend Equivalent Award, Restricted Stock Unit Award and/or Other Stock-Based Award is exercisable or distributable only while the Holder is an Employee or Non-Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Award may be exercised or distributed subsequent to a Termination of Employment or Termination of Directorship, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

ARTICLE IX

STOCK APPRECIATION RIGHTS

9.1.  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Employee or Non-Employee Director selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2.  Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3.  Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the ISAR is granted. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee or Non-Employee Director; provided, that the Administrator may provide that ISARs may be exercised following a Termination of Employment, or Termination of Directorship, as applicable, or following a Change in Control, or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4.  Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1.  Committee.  The Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to (a) be independent under rules promulgated by a securities exchange on which the Company’s Common Stock is listed and (b) qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2.  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Committee. The Board or the Committee may in its discretion, and consistent with applicable law, delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are (i) not subject to the reporting requirements of Section 16 of the Exchange Act, and (ii) not Covered Employees.

10.3.  Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.  Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1.  Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution;

(ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), ‘‘Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests.

11.2.  Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Compensation Committee of the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) result in a material change in eligibility requirements. Except as provided in Section 11.12, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is first approved by the Company’s stockholders.

11.3.  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(d), in the event of any dividend or other distribution (whether in the form of extraordinary cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Administrator shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii) The grant or exercise price with respect to any Award.

(b) Subject to Section 11.3(d), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested, to authorize a cash payment to the Holder of an Option or SAR in an amount equal to the amount that could have been attained upon the exercise of the Option or SAR, or to cancel for no consideration an Option that upon exercise would not yield a positive benefit for the Holder;

(ii) To provide for the replacement of such Award with other rights or property selected by the Administrator in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(iii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iv) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(v) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(vi) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vii) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to forfeiture under Section 7.4 after such event.

(c) Subject to Sections 11.3(d) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) It is intended that no action taken under this Section 11.3 shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.4.  Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted or awarded prior to such stockholder approval. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan.

11.5.  Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6.  Prohibition on Repricing.  Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7.  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator, (iii) the Holder incurs a Termination of Employment or Termination of Directorship for “cause” (as such term is defined in the discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder), or (iv) it is determined that the Award was made based on materially inaccurate financial statements of the Company or any other materially inaccurate performance metric criteria.

11.8.  Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.9.  Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.10.  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.11.  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.12.  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

SUPERIOR BANCORP
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2010

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL

https://www. proxyvotenow.com/supr	1-866-388-1533

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to create an electronic voting form.
	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date this proxy card and return it in the postage-paid envelope provided.
The undersigned hereby appoints C. Stanley Bailey and C. Marvin Scott, either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of Superior Bancorp which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on Tuesday, April 20, 2010, at Superior Bancorp’s principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, and at any and all adjournments thereof:
1.	ELECTION OF DIRECTORS. To elect as directors for a term expiring at the 2011 Annual Meeting of Stockholders the following individuals:

C. Stanley Bailey	Thomas E. Jernigan, Jr.	John C. Metz	Charles W. Roberts, III
Roger D. Barker	James Mailon Kent, Jr.	D. Dewey Mitchell	C. Marvin Scott
Thomas E. Dobbs, Jr.	Mark A. Lee	Robert R. Parrish, Jr.	James C. White, Sr.
Rick D. Gardner	Peter L. Lowe

☐ FOR all of the nominees except as marked in the space below	☐ WITHHOLD AUTHORITY as to all nominees
INSTRUCTIONS: To withhold vote for any individual(s) nominated as Directors in Item 1 above write names below:
(Continued and to be signed on other side)

(Continued from other side)

2.	ADOPTION OF SUPERIOR BANCORP 2010 INCENTIVE COMPENSATION PLAN. To adopt the Superior Bancorp 2010 Incentive Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To approve the selection of Grant Thornton LLP as Superior Bancorp’s independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPENSATION OF EXECUTIVE OFFICERS. To adopt a resolution approving the compensation of executive officers as set forth in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR ALL PROPOSALS.

Dated: , 2010

(Print Name)

(Signature of Stockholder(s)

PLEASE DATE, SIGN AND RETURN THIS PROXY TO SUPERIOR BANCORP IN THE ENCLOSED ENVELOPE. THANK YOU.